Exhibit 4.1

SYNCHRONY CARD ISSUANCE TRUST

as Issuer

and

THE BANK OF NEW YORK MELLON

as Indenture Trustee

AMENDED AND RESTATED
MASTER
INDENTURE

Dated as of May 1, 2018

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

v

(continued)

		Page

Section 14.04	Notice	88

Section 14.05	Reservation of Rights	88

Section 14.06	No Obligation to Monitor or Enforce Compliance	89

vi

EXHIBITS

EXHIBIT A	FORM OF INVESTMENT LETTER

EXHIBIT B	RESERVED

EXHIBIT C	FORM OF ANNUAL CERTIFICATION

EXHIBIT D	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

EXHIBIT E	FORM OF SECTION 10.04 OFFICERS’ CERTIFICATE

EXHIBIT F	FORM OF REPURCHASE REQUEST NOTICE

SCHEDULES

SCHEDULE I	PERFECTION REPRESENTATIONS AND WARRANTIES

SCHEDULE II	REQUIREMENTS OF FDIC RULE

vii

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS1

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.08, 7.09, 7.10(d)(i)
(c)	Not Applicable
311(a)	7.13
(b)	7.13
(c)	Not Applicable
312(a)	8.01
(b)	8.02(b)
(c)	8.02(c)
313(a)	8.03(a), 8.03(b)
(b)	8.03(b), 8.03(c)
(c)	8.03(a), 8.03(c)
(d)	8.03(d)
314(a)	8.04, 10.04
(b)	1.02, 3.03(d)
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	1.02
(d)(1)	Not Applicable
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	1.02
315(a)	7.01(a)
(b)	7.02
(c)	7.01(b)
(d)	7.01(c)
(d)(1)	7.01(c)(i)
(d)(2)	7.01(c)(ii)
(d)(3)	7.01(c)(iii)
(e)	6.17
316(a)(1)(A)	6.09
316(a)(1)(B)	6.16
316(a)(2)	Not Applicable
316(b)	6.11
316(c)	1.04(d)
317(a)(1)	6.04
317(a)(2)	6.05
317(b)	10.03(a), 10.03(b)
318(a)	1.07

1 This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

This AMENDED AND RESTATED MASTER INDENTURE, by and between SYNCHRONY CARD ISSUANCE TRUST, a Delaware statutory trust (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York state-chartered bank, not in its individual capacity but in its capacity as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of May 1, 2018 (this “Indenture”) and, as of the Amendment and Restatement Effective Date, amends and restates in its entirety the Master Indenture, dated as of November 30, 2017 (as amended prior to the date hereof, the “Original Indenture”), between the Issuer and the Indenture Trustee. This Indenture may be supplemented at any time by an indenture supplement in accordance with Article IX (an “Indenture Supplement”). If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series, Class or Tranche of Notes.

NOW, THEREFORE, the Issuer and the Indenture Trustee hereby agree for the benefit of all Noteholders as follows:

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Notes to be issued in one or more fully registered Series, Classes or Tranches.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer, as security for the Issuer’s obligations under the Notes and this Indenture, hereby Grants to the Indenture Trustee for the benefit and security of the Noteholders, the Indenture Trustee and any additional Secured Party designated in an Indenture Supplement, a security interest in all of the Issuer’s right, title and interest in, to and under the following, whether now existing or hereafter arising or acquired (collectively, the “Collateral”):

(a)	the Transferred Receivables;

(b)	Collections and Related Security related to, and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to), the Transferred Receivables pursuant to the terms of this Indenture and any Indenture Supplement, including any Interchange Amounts (if any);

(c)	all funds, Financial Assets, Investment Property or other property on deposit from time to time in or credited to the Trust Accounts, including the proceeds thereof and income thereon;

(d)	all Insurance Proceeds;

(e)	all proceeds of any Derivative Agreement between the Issuer or, to the extent assigned to the Issuer, the Transferor and a Derivative Counterparty, as described in any Indenture Supplement;

2

(f)	all present and future claims, demands, causes and choses in action in respect of any or all of the property described in the foregoing clauses (a) through (e) and all payments on, under or in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, Trust Accounts, promissory notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing;

(g)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Supplemental Credit Enhancement Agreement, the Servicing Agreement, the Receivables Sale Agreement and the Transfer Agreement (whether arising pursuant to the terms of the related Supplemental Credit Enhancement Agreement, the Servicing Agreement, the Receivables Sale Agreement or the Transfer Agreement or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce such Supplemental Credit Enhancement Agreement, the Servicing Agreement, the Receivables Sale Agreement or the Transfer Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Supplemental Credit Enhancement Agreement, the Servicing Agreement, the Receivables Sale Agreement or the Transfer Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders and any additional Secured Party designated in an Indenture Supplement;

(h)	all accounts and general intangibles relating to or arising out of any of the property described in the foregoing clauses (a) through (g);

(i)	all proceeds of any of the property described in the foregoing clauses (a) through (h); and

(j)	all other personal property of the Issuer, of whatever kind or nature and wherever located.

Such Grant is made in trust to the Indenture Trustee.

The Bank of New York Mellon, as Indenture Trustee on behalf of the Noteholders, (i) acknowledges such Grant, and (ii) accepts the trusts under this Indenture in accordance with this Indenture and agrees, subject to the terms and conditions hereof, to perform its duties stated in this Indenture so that the interests of the Noteholders may be adequately and effectively protected.

Particular Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements will benefit from the security interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

The Issuer shall file, and hereby authorizes the Indenture Trustee to file, a UCC financing statement with a collateral description covering all of the Issuer’s personal property, wherever located, whether now existing or arising in the future.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes of a Series, Class or Tranche thereof, as the case may be:

3

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes and to make payments in respect of Derivative Agreements, Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements, as applicable, is limited in recourse as set forth in Section 6.11.

EFFECTIVENESS

This Indenture amends and restates the Original Indenture as of the Amendment and Restatement Effective Date and the terms and provisions of the Original Indenture are restated hereby in their entirety as of the Amendment and Restatement Effective Date. From and after the Amendment and Restatement Effective Date, each reference to the Original Indenture in any other document, instrument or agreement shall mean and be a reference to this Indenture. For the avoidance of doubt, all obligations and liabilities of the Issuer under or in connection with the Original Indenture shall remain outstanding hereunder and shall be enforceable against the Issuer under this Indenture. This Indenture does not constitute a novation of the Original Indenture (or a novation of any of the obligations thereunder).

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01     Definitions. For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(a)       With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Indenture Supplement.

(b)       All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)       Accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP.

(d)       Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(e)       The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any Article, subsection, Section, clause, Schedule or Exhibit are references to Articles, subsections, Sections, clauses, Schedules and Exhibits in or to this Indenture unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

4

(f)       Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions. Notwithstanding anything to the contrary contained herein (1) this Indenture will be qualified under the Trust Indenture Act and (2) if it is no longer necessary for this Indenture to be qualified under the Trust Indenture Act, then all references to the Trust Indenture Act hereunder shall be inapplicable to this Indenture.

(g)       In the event that the UCC, as in effect on the date hereof, is revised, any reference herein to specific sections of the UCC shall be deemed to be references to any such successor sections.

(h)       Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases, including any definitions incorporated herein, are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and the neuter genders of such terms:

“60-Day Delinquent Receivables” means, as of any date of determination, all Transferred Receivables, other than Charged-Off Receivables and Receivables in Removed Accounts, that are 60 or more days delinquent as of the last day of the Monthly Period immediately preceding such date, as determined in accordance with the Credit and Collection Policies.

“Account” means each Initial Account and each Additional Account, but excludes any credit accounts, all of the Receivables in which are either reassigned or assigned to Transferor or its designee in accordance with the Transfer Agreement and any Accounts which in accordance with Servicer’s customary practices have been removed from Servicer’s computer records due to lack of activity. The term “Account” includes each account into which an Account is transferred (a “Transferred Account”) so long as such Transferred Account can be traced or identified, by reference to or by way of any Account Schedule delivered to Transferor and Issuer, as an account into which an Account has been transferred. Notwithstanding the foregoing, no account in a Dual Card Program shall be deemed to be a “Transferred Account” with respect to any Account in a Private Label Program. Any Account in which the Principal Receivables have become Charged-Off Receivables shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Transferred Receivables notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by Originator. The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date. To avoid doubt, and without limiting the foregoing, each Flagged Account is an Account.

5

“Account Schedule” means an electronic record containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to Transferor and Issuer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Cut-Off Date, in the case of an Account Schedule relating to Removed Accounts or (iii) the date specified therein, in the case of any Account Schedule relating to Transferred Accounts or any other Account Schedule.

“Act” has, when used with respect to any Noteholder, the meaning specified in subsection 1.04(a).

“Action” has, when used with respect to any Noteholder, the meaning specified in subsection 1.04(a).

“Addition Cut-Off Date” has the meaning assigned to such term in the Receivables Sale Agreement or Transfer Agreement, as applicable.

“Addition Date” has the meaning assigned to such term in the Receivables Sale Agreement or Transfer Agreement, as applicable.

“Additional Accounts” has the meaning assigned to such term in the Receivables Sale Agreement or Transfer Agreement, as applicable.

“Adjusted Outstanding Dollar Principal Amount” means at any time during a Monthly Period with respect to any Series, Class or Tranche of Notes, the Outstanding Dollar Principal Amount of all Outstanding Notes of such Series, Class or Tranche of Notes at such time, less any funds on deposit in the Principal Funding Account or the related Sub-Account or the Note Retirement Account or the related Sub-Account, as applicable, for the benefit of such Series, Class or Tranche of Notes at such time.

“Administration Agreement” means the Administration Agreement, dated as of November 30, 2017, among the Issuer, the Administrator and the Trustee.

“Administrator” means Synchrony Bank, as Administrator, under the Administration Agreement.

“Adverse Effect” means, with respect to any Action as it relates to any Series, Class or Tranche of Notes, that such Action will at the time of its occurrence (a) result in the occurrence of an Early Amortization Event or an Event of Default relating to a Series, Class or Tranche of Notes, as applicable or (b) materially and adversely affect the amount of distributions to be made to the Noteholders of any Series, Class or Tranche of Notes pursuant to the Related Documents.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Receivables” means, as of any date of determination, the aggregate Outstanding Balance of Principal Receivables as of such date.

6

“Aggregate Required Deposit Amount” means, for any Monthly Period, the sum of the Required Deposit Amounts for all Series for such Monthly Period.

“Allocation Percentage” is defined, for any Series, with respect to Principal Collections, Finance Charge Collections and Charged-Off Receivables, in the related Indenture Supplement.

“Amendment and Restatement Effective Date” means May 1, 2018.

“Asset Deficiency” means the occurrence of any of the following: (a) the Trust Principal Balance is less than the Minimum Pool Balance, (b) the Free Equity Amount is less than the Minimum Free Equity Amount or (c) the Risk Retention Transferor Amount is less than the Required Risk Retention Transferor Amount.

“Asset Representations Review” means the review of the Asset Representations Reviewer conducted pursuant to the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means an agreement between the Issuer and certain other parties pursuant to which the Issuer has appointed an “asset representations reviewer” as contemplated by General Instruction I.B.1.(b) applicable to Form SF-3 Registration Statements under the Securities Act.

“Asset Representations Reviewer” means the Person appointed as Asset Representations Reviewer pursuant to the Asset Representations Review Agreement.

“Assignment” has the meaning assigned to such term in the Receivables Sale Agreement or Transfer Agreement, as applicable.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 7.14.

“Authorized Officer” means, (i) with respect to the Issuer, any Person described in clause (ii) hereof of the Trustee or, so long as the Administration Agreement is in effect, of the Administrator, and (ii) with respect to any other corporation, bank or statutory trust, the chairman or vice-chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer and each other officer of such corporation, bank or trustee or administrator of such trust specifically authorized in resolutions of the board of directors of such corporation or bank or by the governing documents or agreements of such trust to sign agreements, instruments or other documents, or provide directions or instructions on behalf of such corporation or bank or statutory trust in connection with the transactions contemplated by the Related Documents.

“Average Recovery Price Ratio” means, as of any date of determination during a Monthly Period, for any credit card program, the average for the six fiscal months ending prior to the Monthly Period preceding such Monthly Period of the percentage equal to a fraction, the numerator of which is the total amount of recoveries on related receivables for the applicable fiscal month and the denominator of which is the aggregate amount of charged-off receivables for such fiscal month, in each case for all serviced receivables in such credit card program. For purposes of the foregoing, “recoveries” and “charged-off receivables” shall have the same meaning as “Recoveries” and “Charged-Off Receivables,” respectively, but as applied to all serviced receivables in a particular Program Partner’s credit card program, rather than only Transferred Receivables. Transferor and Buyer may from time to time modify the formula to calculate “Average Recovery Price Ratio” in order to more closely approximate the actual Recoveries on Transferred Receivables.

7

“Business Day” means, unless otherwise specified in the related Indenture Supplement for any Series, Class or Tranche of Notes, any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, Connecticut or Utah.

“Certificate of Authentication” means the certificate of authentication of the Indenture Trustee, the form of which is described in Section 2.03, or the alternate certificate of authentication of the Authenticating Agent, the form of which is described in Section 7.14.

“Charged-Off Receivable” means a Principal Receivable (or any portion thereof) arising in a Defaulted Account.

“Class” means, with respect to any Note, the class specified in the applicable Indenture Supplement.

“Collateral” is defined in the Granting Clause of this Indenture.

“Collateral Amount” with respect to any Series or Tranche is defined in the Indenture Supplement for such Series.

“Collection Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.02.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all amounts received on account of such Receivable, all other fees and charges and (b) Recovery Amounts. Amounts paid by Transferor pursuant to Section 2.5 of the Transfer Agreement shall be deemed to be Principal Collections. Amounts paid by Transferor pursuant to Section 6.1(d) of the Transfer Agreement and amounts paid by the Servicer pursuant to Section 2.6 of the Servicing Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables and shall be deemed to be Finance Charge Collections to the extent that they represent the purchase price of Finance Charge Receivables. Recovery Amounts paid by the Transferor pursuant to Section 2.7(c) of the Transfer Agreement shall be treated as Finance Charge Collections on the date such Recovery Amount is deposited into the Collection Account. Collections with respect to any Monthly Period shall include the amount of any payments received by Issuer on account of Interchange Amounts with respect to such Monthly Period, to be applied as if such Interchange Amounts were Finance Charge Collections for all purposes. An Originator may permit or require payments owed by any Program Partner with respect to in-store payments to be netted against amounts owed by that Originator to that Program Partner, and for the avoidance of doubt, an amount equal to the aggregate amount of in-store payments netted against amounts owed by that Originator to the various Program Partners on that Business Day shall constitute Collections on Receivables for such Business Day.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such date.

“Contract” means the agreement and Federal Truth in Lending Statement for revolving credit accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

8

“Corporate Trust Office” means, (a) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 101 Barclay Street, New York, New York 10286 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer), (b) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 388 Greenwich Street, New York, New York 10013, Attention: Synchrony Card Issuance Trust and (c) with respect to the Delaware Trustee, the principal office of the Delaware Trustee at which at any particular time its Delaware trustee business shall be administered, which office at the date of this Indenture is located at 20 Montchanin Road, Suite 180, Greenville, Delaware, 19807.

“Credit and Collection Policies” means with respect to each credit program from which Accounts are drawn, the Originator’s policies and procedures relating to the operation of such credit program, including the Originator’s policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit accounts and collection of credit receivables, as such policies and procedures may be amended from time to time.

“Credit Card Program Agreement” means one or more agreements between Originator and a Program Partner pursuant to which Originator provides a credit card program to a Program Partner and its customers.

“Custodian” means The Bank of New York Mellon, as custodian pursuant to the Custody and Control Agreement.

“Custody and Control Agreement” means the Custody and Control Agreement, dated as of November 30, 2017, among the Issuer, the Custodian and the Indenture Trustee.

“Daily Servicing Fee” has the meaning assigned to such term in the Servicing Agreement.

“Date of Processing” means, as to any transaction, the day on which the transaction is first recorded on the Servicer’s electronic records of consumer revolving accounts (without regard to the effective date of such recordation).

“Default” means any occurrence that is, or with the notice or lapse of time or both would become, an Event of Default.

“Default Amount” means, as to a Defaulted Account, the amount of Charged-Off Receivables.

“Defaulted Account” means an Account which either (a) is 180 days past due or (b) has otherwise been written off as uncollectible in accordance with the Credit and Collection Policies.

“Delaware Trustee” means Citicorp Trust Delaware, National Association, as Delaware Trustee under the Trust Agreement, its successors in interest and any successor Delaware Trustee under the Trust Agreement.

“Delinquency Percentage” means, for each Payment Date and the related preceding Monthly Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate balance of all 60-Day Delinquent Receivables as of the last day of the Monthly Period immediately preceding such Payment Date to (ii) the aggregate balance of Transferred Receivables as of the last day of the Monthly Period immediately preceding such Payment Date.

9

“Delinquency Trigger” means, with respect to any Payment Date and the related Monthly Period, if any outstanding Series has specified a Maximum Delinquency Percentage, the Delinquency Percentage for such Payment Date is greater than the Maximum Delinquency Percentage for such Payment Date.

“Depository” means a U.S. Depository or a Foreign Depository, as the case may be.

“Derivative Agreement” means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.

“Derivative Counterparty” means any party to any Derivative Agreement other than the Issuer or the Indenture Trustee.

“Determination Date” means, unless otherwise specified in any Indenture Supplement with respect to the related Series, the second Business Day preceding each Payment Date.

“Dual Card Program” means any arrangement in which Originator agrees to extend general purpose credit card accounts to customers of a Program Partner, which accounts combine a private label credit line for use at the Program Partner’s retail establishments or in its catalogue sales business and a general purpose credit line for use elsewhere.

“Early Amortization Event” means, as to any Series, Class or Tranche, each event specified in the relevant Indenture Supplement as an Early Amortization Event for that Series, Class or Tranche or a Trust Early Amortization Event.

“Eligible Deposit Account” means either (a) a segregated account (including a securities account) maintained with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than Synchrony Bank or any Affiliate thereof) organized under the laws of the United States of America or any state or the District of Columbia, or any domestic branch of a foreign bank, or a trust company acceptable to each applicable Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating of at least A by S&P, BBB by Fitch and Baa2 by Moody’s.

“Eligible Institution” means (a) a depository institution (which may be the Indenture Trustee, the Owner Trustee or any affiliate thereof, but not Synchrony Bank or any Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any U.S. branch of a foreign bank), which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody’s or (y) a certificate of deposit rating of P-1 by Moody’s, (ii) has either (x) a long-term unsecured debt rating of A by S&P or (y) a certificate of deposit rating of A-1 by S&P, (iii) has either (x) a long-term unsecured debt rating of A- by Fitch or (y) a certificate of deposit rating of Fl by Fitch and (iv) is a member of the FDIC or (b) any other institution that is reasonably acceptable to the Rating Agencies.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning specified in Section 6.01.

10

“Excess Funding Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.02.

“Exchange Date” means, with respect to any Tranche of Notes, the later of:

(a)       in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in registered form, any date that is after the related issuance date; and

(b)       the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.

“FATCA” means (a) Sections 1471 to 1474 of the Internal Revenue Code or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.

“FDIC Rule” means 12 C.F.R. §360.6, as such may be amended from time to time.

“FDIC Rule Interpretations” means clarifications and interpretations to the FDIC Rule as may be provided by the FDIC or by the FDIC’s staff from time to time.

“FDIC Rule Requirements” means the covenants, obligations and agreements set forth in Schedule II to this Indenture and incorporated by reference in this Indenture.

“Finance Charge Collections” means Collections with respect to Finance Charge Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Transfer Agreement).

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Financial Asset” has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Flagged Account” shall have the meaning assigned to such term in the Receivables Sale Agreement or Transfer Agreement, as applicable.

“Foreign Currency” means (a) a currency other than Dollars, or (b) denominated in a currency other than Dollars.

“Foreign Currency Note” means a Note denominated in a Foreign Currency.

“Foreign Depository” means the Person, if any, specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

11

“Form 10-D” means the Commission form used for periodic distribution reports by asset-backed issuers, such as the Issuer, filed with the Commission pursuant to the Securities Exchange Act.

“Free Equity Amount” means, on any date of determination, the result of (a) the Trust Principal Balance at such time, minus (b) the aggregate of the Collateral Amounts at such time for all Outstanding Series of Notes, plus (c) the amount of funds then on deposit in any Trust Account that will be applied to pay the principal amount of the Notes of any Series on the following Payment Date, but only to the extent not deducted for purposes of determining the Nominal Liquidation Amount at such time for any Series, Class or Tranche of Notes.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Global Note” means any Note issued pursuant to Section 2.04.

“Grant” means to create and grant a Lien pursuant to this Indenture, and other forms of the verb “to Grant” shall have correlative meanings. A Grant with respect to the Collateral or any other agreement or instrument shall include a grant of a Lien upon all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the right, upon the occurrence of an Event of Default and declaration thereof by the party to whom such Grant is made, to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means (a) when used with respect to any Note, a Noteholder and (b) when used with respect to the Transferor Interest, as defined in the Trust Agreement.

“Indenture” means this Amended and Restated Master Indenture, dated as of May 1, 2018, as amended, supplemented, restated or otherwise modified from time to time by one or more indentures supplemental hereto.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Series of Notes pursuant to Section 3.01, together with any applicable Terms Document for any Classes and Tranches of Notes belonging to such Series related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 9.01 or 9.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder. If at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any Series, Class or Tranche means the Indenture Trustee with respect to Notes of that Series, Class or Tranche.

12

“Indenture Trustee Authorized Officer” or “Custodian Authorized Officer” means, when used with respect to the Indenture Trustee or the Indenture Trustee in its capacity as Custodian, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture or any other Related Document to which the Indenture Trustee or Custodian is a party.

“Independent” means, with respect to any specified Person, any such Person who (a) does not have any direct financial interest, or any material indirect financial interest in the Originator, the Servicer, the Transferor, the Issuer, or any Affiliate of any thereof and (b) is not connected with the Originator, the Servicer, the Transferor, the Issuer, or any Affiliate of any thereof, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Originator, the Servicer, the Transferor, the Issuer, or any Affiliate of any thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Issuer, the Originator, the Servicer, or any Affiliate thereof, as the case may be.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 1.02 made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Account” means each credit account identified in the Account Schedule delivered in connection with the initial designation of Accounts pursuant to the Receivables Sale Agreement and the Transfer Agreement.

“Initial Dollar Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to a Series, Class or Tranche of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Series, Class or Tranche plus the aggregate initial principal amount of any additional Notes of such Series, Class or Tranche and, in the case of any Variable Interest, any increase in the principal amount of such Series, Class or Tranche, and (b) with respect to a Series, Class or Tranche of Foreign Currency Notes, the amount specified in the applicable Indenture Supplement as the Initial Dollar Principal Amount thereof.

“Initial Transfer Date” means the date the Initial Accounts are first designated pursuant to the Receivables Sale Agreement and Transfer Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) (x) the commencement of an involuntary action seeking (i) a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of such Person’s affairs, which in each case shall have remained undischarged or unstayed for a period of 90 consecutive days or (y) the entering of any order or decree providing the relief, remedy or other action described in any of clauses (i) through (iii); or (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, conservatorship, receivership, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, conservatorship, receivership, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

13

“Insurance Proceeds” means any amounts payable to Originator pursuant to any credit insurance policies covering any Obligor with respect to Transferred Receivables under such Obligor’s Account.

“Interchange” means interchange fees payable to Originator, in its capacity as credit card issuer, through VISA, USA, Inc., MasterCard International Incorporated, Discover Bank or American Express Co. or any similar entity or organization with respect to any type of credit accounts included as Accounts.

“Interchange Amount” has the meaning assigned thereto in the Receivables Sale Agreement.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof.

“Interest Funding Account” means, with respect to any Notes, the Trust Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Interest Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement or, if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Interest Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month; provided, however, that upon the acceleration of a Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of that Series, Class or Tranche of Notes, each Monthly Principal Accrual Date will be an Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Property” has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

“Issuer” means Synchrony Card Issuance Trust, a Delaware statutory trust.

“Issuer Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Authorized Officer, or the Issuer by an Authorized Officer and, in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Series, Class or Tranche of Notes. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Transferor.

14

“Issuer Order” and “Issuer Request” means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Legal Maturity Date” means, with respect to a Series, Class or Tranche of Notes, the date specified in the Indenture Supplement, for such Notes as the fixed date on which the principal of such Series, Class or Tranche of Notes is due and payable.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, Permitted Encumbrances shall not constitute a Lien.

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Majority Holders” means, with respect to any Series, Class or Tranche of Notes or all Outstanding Notes, the Holders of greater than 50% in Outstanding Dollar Principal Amount of the Outstanding Notes of that Series, Class or Tranche or of all Outstanding Notes, as the case may be.

“Material Adverse Effect” means a material adverse effect on (a) the ability of any party to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of any party under any Related Document or (c) the Transferred Assets, the Contracts therefor or the ownership interests or Liens thereon.

“Maximum Delinquency Percentage” means, with respect to any Payment Date, the lowest “Maximum Delinquency Percentage,” as specified in any Indenture Supplement.

“Minimum Free Equity Amount” means, as of any date of determination, (a) the product of (i) the Aggregate Principal Receivables and (ii) the highest Minimum Free Equity Percentage specified in any Indenture Supplement effective on the date of determination. Unless otherwise specified in the related Indenture Supplement for a Series, the Minimum Free Equity Percentage for such Series shall be zero.

“Minimum Free Equity Percentage” means the highest Minimum Free Equity Percentage specified for any Series, Class or Tranche of Notes in the related Indenture Supplement or Terms Document, or such percentage as shall be designated from time to time by the Servicer; provided, however, that prior to designating any lesser percentage the Rating Agency Condition shall have been satisfied with respect to such change.

“Minimum Pool Balance” means, on any date of determination, an amount equal to the sum of the numerators used to calculate the Allocation Percentages for Principal Collections for all outstanding Series on such date of determination.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a report, the form of which is attached as an exhibit to the related Indenture Supplement.

15

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Principal Accrual Date” has, with respect to any Class or Tranche of Notes, the meaning specified in the related Indenture Supplement.

“Monthly Servicing Fee” has the meaning assigned to such term in the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Nominal Liquidation Amount” means, with respect to any Outstanding Series, Class or Tranche of Notes, an amount determined in accordance with the applicable Indenture Supplement. The Nominal Liquidation Amount for a Series of Notes will be the sum of the Nominal Liquidation Amounts of all of the Classes or Tranches of Notes of such Series.

“Note” or “Notes” means any note or notes of any Series, Class or Tranche authenticated and delivered from time to time under this Indenture.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Register” has the meaning specified in Section 3.05.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.05.

“Note Retirement Account” means, with respect to any Notes, the Trust Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Noteholder Allocated Collections” means, with respect to any Date of Processing, as to (a) Finance Charge Collections processed on such Date of Processing, the result of (i) the sum of the applicable Allocation Percentages with respect to Finance Charge Collections for all outstanding Series as of such date of determination multiplied by (ii) the Finance Charge Collections processed on such Date of Processing, and (b) Principal Collections processed on such Date of Processing, the result of (i) the sum of the applicable Allocation Percentages with respect to Principal Collections for all outstanding Series as of such date of determination multiplied by (ii) the Principal Collections processed on such Date of Processing.

“Noteholder Tax Identification Information” has the meaning specified in Section 3.07(c).

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel” means a written opinion of counsel (who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel of the Person providing the opinion), which counsel and opinion shall be reasonably acceptable to the Indenture Trustee.

“Optional Amortization Amount” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

16

“Originator” means Synchrony Bank or any other originator so designated pursuant to Section 2.9 of the Receivables Sale Agreement.

“Outstanding” means, with respect to a Note or with respect to Notes of any Series, Class or Tranche, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a)       any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 3.08, or canceled by the Issuer or any Affiliate thereof and delivered to the Indenture Trustee pursuant to Section 3.08;

(b)       any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture and the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c)       any Notes which are canceled pursuant to Section 5.03; and

(d)       any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 3.06 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer);

provided, that in determining whether the Noteholders of the requisite principal amount of such Outstanding Notes have the requisite principal amount to make any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Notes owned by the Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that an Indenture Trustee Authorized Officer actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate thereof.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the date the Issuer acquires such Principal Receivable pursuant to the Transfer Agreement, the outstanding amount of such Principal Receivable as reflected on Servicer’s books and records after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8 of the Transfer Agreement; and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Outstanding Dollar Principal Amount” means at any time, with respect to any Series, Class or Tranche of Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche at such time, less the amount of any withdrawals from the Principal Funding Account or Sub-Account, as applicable, for such Series, Class or Tranche of Notes for payment of principal to the Holders of such Series, Class or Tranche of Notes or the applicable Derivative Counterparty, pursuant to the related Indenture Supplement.

17

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer, as provided in Section 10.02 hereof.

“Payment Date” means, with respect to any Series, Class or Tranche of Notes, the applicable Principal Payment Date or Interest Payment Date.

“Permanent Global Note” is defined in subsection 2.05(a).

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, (i) in the case of the Receivables Sale Agreement, the Transferor, or (ii) in the case of the Transfer Agreement, the Issuer.

“Permitted Investments” means one or more of the following:

(a)       direct obligations of, and obligations fully guaranteed as to timely payment by the United States of America;

(b)       demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Indenture Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided, that at the time of the Issuer’s investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of at least “Prime-1”, from S&P of at least “A-1” and from Fitch of at least “F1”, if rated by Fitch;

(c)       commercial paper (including commercial paper of any Affiliate of the Indenture Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of at least “Prime-1”, from S&P of at least “A-1” and from Fitch of at least “F1”, if rated by Fitch; and

(d)       only to the extent permitted by Rule 3a-7 under the Investment Company Act, investments in money market funds (including funds for which the Transferor, the Servicer, the Indenture Trustee or any of its Affiliates is investment manager or advisor) having a rating from Moody’s of “Aaa-mf”, from S&P of “AAAm” and from Fitch of “AAAmmf”, if rated by Fitch.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a statutory or business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

18

“Place of Payment” means, with respect to any Series, Class or Tranche of Notes issued hereunder, the city or political subdivision so designated with respect to such Series, Class or Tranche of Notes in accordance with the provisions of Section 10.02.

“Plan” means an employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code) subject to Section 4975 of the Internal Revenue Code, or a governmental plan (within the meaning of Section 3(32) of ERISA), church plan (within the meaning of Section 3(33) of ERISA) or non-U.S. plan (as described in Section 4(b)(4) of ERISA).

“Predecessor Notes” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Collections” means Collections with respect to Principal Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Transfer Agreement).

“Principal Funding Account” means, with respect to any Notes, the Trust Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, each Scheduled Principal Payment Date, or upon the acceleration of such Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of such Series, Class or Tranche of Notes, each Monthly Principal Accrual Date.

“Private Label Program” means a business arrangement in which Originator agrees to extend open end credit card accounts to customers of a Program Partner for use at its retail establishments, or in its catalogue sales business, and such Program Partner agrees to allow purchases to be made at its retail establishments, or in its catalogue sales business, under such accounts.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program Partner” means any Person that has entered into a Credit Card Program Agreement with Originator.

“Rating Agency” means, as to any Outstanding Series, Class or Tranche of Notes rated by a Rating Agency, the rating agency or agencies, if any, specified in the related Indenture Supplement or Terms Document.

“Rating Agency Condition” has, with respect to any Outstanding Class or Tranche of Notes, the meaning specified in the related Indenture Supplement; provided that any time that there are no Outstanding Notes that are rated by a Rating Agency hired by the Transferor or its Affiliates, references to any condition or requirement that the “Rating Agency Condition” shall have been satisfied shall have no effect and no such action shall be required.

“Receivable” means any amount owing by an Obligor under an Account from time to time.

19

“Receivables Sale Agreement” means the Amended and Restated Receivables Sale Agreement, dated as of May 1, 2018, between Synchrony Bank and the Transferor.

“Record Date” means, (a) for the interest or principal payable on any Note on any applicable Payment Date, the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement and (b) with respect to a Payment Date or other special payment date following the receipt of damages from the FDIC, the close of business on the Business Day immediately preceding such Payment Date.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, or Sub-Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (i) Collections of such Transferred Receivable received after such Transferred Receivable was charged off as uncollectible but before any sale or other disposition of such Transferred Receivable; and (ii) any proceeds from such a sale or other disposition by Transferor of such a charged off Transferred Receivable.

“Recovery Amount” means, for any Receivables in a Defaulted Account, the product of (a) the amount of Charged-Off Receivables for such Account and (b) the Average Recovery Price Ratio for the related credit card program for the Monthly Period during which such Receivable became a Charged-Off Receivable.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1125, and all related rules and regulations of the Commission, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Related Documents” means the Transfer Agreement, the Receivables Sale Agreement, the Servicing Agreement, the Administration Agreement, the Notes, the Trust Agreement, the Custody and Control Agreement, this Indenture, any Indenture Supplement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing. Any reference in the foregoing documents to a Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Documents as the same may be in effect at any and all times such reference becomes operative.

“Related Security” means with respect to any Receivable: (a) all of the Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Released Noteholder Collections” is defined in Section 4.04(a).

20

“Removal Cut-Off Date” means the date as of which any credit accounts are designated for removal in accordance with Section 2.7 of the Transfer Agreement.

“Removal Date” has the meaning assigned to such term in the Transfer Agreement.

“Removed Accounts” has the meaning assigned to such term in the Transfer Agreement.

“Required Collateral Amount” means, with respect to any Series of Notes, the amount (if any) specified in the related Indenture Supplement.

“Required Deposit Amount” has, for any Monthly Period and any Series, the meaning assigned to such term in the related Indenture Supplement.

“Required Deposit Amount Increase Date” means, with respect to any Series and any Monthly Period, any date on which the related Required Deposit Amount is increased after the first day of such Monthly Period.

“Required Subordinated Amount” means, with respect to any Tranche of a Senior Class of Notes, the amount (if any) specified in the related Indenture Supplement.

“Required Risk Retention Transferor Amount” means, as of any date of determination, the result of (a) the product of (i) 5% and (ii) the aggregate of the principal balances of all outstanding Notes other than Risk Retention Retained Notes as of such date of determination, minus (b) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein); provided that the Required Risk Retention Transferor Amount shall be zero if Regulation RR shall no longer be in effect with respect to the transactions contemplated hereunder.

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

“Review Notice” has the meaning specified in Section 13.05(d).

“Risk Retention Retained Note” means any Note that is retained by Synchrony Bank or a Wholly-owned Affiliate thereof upon initial issuance thereof and at all times thereafter and is designated as a Risk Retention Retained Note pursuant to the related Indenture Supplement.

“Risk Retention Transferor Amount” means, as of any date of determination, the result of (a) the Aggregate Principal Receivables as of such date of determination minus (b) the aggregate of the principal balances of all outstanding Notes as of such date of determination.

“S&P” means S&P Global Ratings, a division of S&P Global, or its successors.

“Sarbanes Certification” means the certification specified in paragraph (2) of Securities Exchange Act Rules 13a-14 and 15d-14 as set forth in Item 601(31)(ii) of Regulation S-K as such may be amended from time to time or any successor or replacement specified by the Commission or its staff from time to time.

21

“Scheduled Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Scheduled Principal Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month.

“Secured Party” means any of the Noteholders, the Indenture Trustee and any additional Person designated as a “Secured Party” in an Indenture Supplement.

“Securities Account” has the meaning assigned thereto in Section 8-501(a) of Article 8 of the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time and any regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any regulations promulgated thereunder.

“Senior Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement, if applicable for such Class of Notes.

“Series” means, with respect to any Note, the series specified in the applicable Indenture Supplement.

“Series Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Series Available Finance Charge Collections Shortfall” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Series Available Principal Collections Shortfall” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Series Finance Charge Collections” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Series Principal Collections” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Servicer” means Synchrony Bank, in its capacity as the Servicer under the Servicing Agreement, or any other Person designated as a Successor Servicer pursuant to the Servicing Agreement.

“Servicer Default” is defined in the Servicing Agreement.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of May 1, 2018, between Synchrony Bank, as Servicer, and the Issuer.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Shared Excess Available Principal Collections” means, for any Monthly Period, the excess of (a) Collections processed on all Dates of Processing during such Monthly Period to the extent remaining on deposit in the Collection Account, over (b) the sum of (i) Series Finance Charge Collections and Series Principal Collections allocated to each Series for the related Monthly Period and (ii) the Shared Excess Available Finance Charge Collections for such Monthly Period.

22

“Shared Excess Available Finance Charge Collections” means the least of (a) the result of (i) Finance Charge Collections processed on all Dates of Processing during such Monthly Period, minus (ii) the amount of Finance Charge Collections allocated to the Transferor pursuant to Section 4.04(d), minus (iii) the aggregate of the Series Finance Charge Collections allocated to all Series and (b) the amount of Collections processed on all Dates of Processing during such Monthly Period remaining on deposit in the Collection Account in excess of the aggregate of the Series Finance Charge Collections and Series Principal Collections allocated to each Series for the related Monthly Period and (c) the sum of the Series Available Finance Charge Collections Shortfalls for all Series for such Monthly Period.

“Stated Principal Amount” has, with respect to any Note, the meaning specified in the related Indenture Supplement or Terms Document.

“Sub-Account” means each portion of a Trust Account designated as such pursuant to this Indenture or the related Indenture Supplement.

“Sub-Servicer” means any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between the Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

“Subordinated Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement, if applicable for such Class of Notes.

“Subordinated Notes” means Notes of a Subordinated Class of a Series.

“Subordinated Transferor Amount” means, with respect to any Series, Class or Tranche of Notes, the portion of the Transferor Interest designated as a “Subordinated Transferor Amount” for such Series pursuant to the related Indenture Supplement or Terms Document.

“Successor Servicer” means a successor to the initial Servicer as appointed under the Servicing Agreement.

“Supplemental Credit Enhancement Agreement” means a letter of credit, surety bond, cash collateral account, collateral interest, spread account, reserve account, cash collateral guaranty, insurance policy, tax protection agreement, interest rate swap agreement, interest rate cap agreement, cross support feature or other similar arrangement with various credit enhancement providers which provides the benefit of one or more additional forms of credit enhancement which is referenced in the applicable Indenture Supplement for any Series, Class or Tranche of Notes.

“Supplemental Credit Enhancement Provider” means any party to any Supplemental Credit Enhancement Agreement other than the Issuer or the Indenture Trustee.

“Supplemental Liquidity Agreement” means a liquidity facility or other similar arrangements with various liquidity providers which provides the benefit of additional liquidity for any Series, Class or Tranche of Notes that is referenced in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

23

“Supplemental Liquidity Provider” means any party to any Supplemental Liquidity Agreement other than the Issuer or the Indenture Trustee.

“Synchrony Bank” means Synchrony Bank, and any successors or assigns.

“Tax Opinion” means, with respect to any Action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such Action will not adversely affect the tax characterization as debt of any Outstanding Series, Class or Tranche of Notes with respect to which an Opinion of Counsel was delivered at the time of their issuance, (b) such Action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such Action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes.

“Temporary Global Note” has the meaning specified in Section 2.05(a).

“Terms Document” means, with respect to any Class or Tranche of Notes, a supplement to the Indenture Supplement that establishes such Class or Tranche.

“Tranche” means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and designation. Notes of a single Tranche may be issued on different dates.

“Transfer Agreement” means the Amended and Restated Transfer Agreement, dated as of May 1, 2018, between the Transferor and the Issuer.

“Transfer Date” means the Business Day preceding each Payment Date.

“Transferor” means Synchrony Card Funding, LLC, a Delaware limited liability company or any additional transferor designated as “Transferor” pursuant to the Transfer Agreement.

“Transferor Allocated Collections” means, with respect to any Date of Processing, as to (a) Finance Charge Collections processed on such Date of Processing, the result of (i) the Transferor Percentage with respect to Finance Charge Collections multiplied by (ii) the Finance Charge Collections processed on such Date of Processing, and (b) Principal Collections processed on such Date of Processing, the result of (i) the Transferor Percentage with respect to Principal Collections multiplied by (ii) the Principal Collections processed on such Date of Processing.

“Transferor Interest” is defined in Section 1.1 of the Trust Agreement.

“Transferor Percentage” means, as to Finance Charge Collections, Charged-Off Receivables and Principal Collections, as of any date of determination, (a) 100%, minus (b) the sum of the applicable Allocation Percentages with respect to Finance Charge Collections, Charged-Off Receivables or Principal Collections, as applicable, for all outstanding Series as of such date of determination.

“Transferred Account” is defined within the definition of Account.

“Transferred Assets” is defined in Section 2.1 of the Transfer Agreement.

“Transferred Receivable” means a Receivable that has been transferred by Transferor to the Issuer under the Transfer Agreement.

24

“Trust Account” means any Series Account, the Collection Account or the Excess Funding Account.

“Trust Account Property” means the Trust Accounts, all amounts, Financial Assets, Investment Property and other investments or other property held from time to time in or credited to any Trust Account and all proceeds of the foregoing.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of May 1, 2018, among Transferor, Delaware Trustee and Trustee.

“Trust Early Amortization Event” has the meaning specified in Section 6.03.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force on the date of this Indenture unless otherwise specifically provided; provided, however, that in the event the Trust Indenture Act is amended after such date, “TIA” or “Trust Indenture Act” means to the extent required by such an amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Principal Balance” means, as of any date of determination fully within or relating to a Monthly Period, the sum of (a) the Aggregate Principal Receivables at that time, plus (b) the amount on deposit in the Excess Funding Account at that time (exclusive of investment earnings on such amount).

“Trustee” means Citibank, N.A., as Trustee under the Trust Agreement, its successors in interest and any successor Trustee under the Trust Agreement.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as may, from time to time, be enacted and in effect in such jurisdiction.

“U.S. Depository” means, unless otherwise specified by the Issuer pursuant to Section 2.04, 2.06, or 3.01, with respect to Notes of any Tranche issuable or issued as a Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act, or other applicable statute or regulation.

“Variable Interest” means any Note that is designated as a “Variable Interest” in the related Indenture Supplement.

“Verified Note Owner” means either (a) a Note Owner that has provided the Indenture Trustee with each of (i) a written certification that it is a beneficial owner of a specified Outstanding Dollar Principal Amount of the Notes and (ii) a trade confirmation, an account statement, a letter from a broker or dealer that is acceptable to the Indenture Trustee or other similar document acceptable to the Indenture Trustee showing that such Noteholder or Note Owner is a beneficial owner of such Outstanding Dollar Principal Amount of the Notes or (b) any Noteholder.

“Wholly-owned Affiliate” has the meaning specified in Rule 2 of Regulation RR.

Section 1.02       Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (i) the Indenture Trustee authenticate the Notes specified in such request, or (ii) the Indenture Trustee pay amounts due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Issuer will furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by the TIA and the applicable Indenture Supplement, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

25

Notwithstanding the provisions of Section 3.09 and of the preceding paragraph, if all Notes of a Tranche are not to be originally issued at one time, it will not be necessary to deliver the Issuer Certificate otherwise required pursuant to Section 3.09 or the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication of each Note of such Tranche if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such Tranche to be issued.

The Indenture Trustee may rely, as to authorization by the Issuer of any Tranche of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 3.09 and this Section 1.02, as applicable, in connection with the first authentication of Notes of such Tranche.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the annual statement required by Section 10.04) will include:

(a)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement, in the opinion of such individual, that such individual has made (or caused to be made) such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03       Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

26

Section 1.04      Acts of Noteholders.

(a)       Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Series, Class or Tranche may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments or record are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)       Except as otherwise specified herein, the ownership of the Notes will be proved by the Note Register.

(d)       If the Issuer will solicit from the Holders any Action, the Issuer may, at its option, by an Officer’s Certificate and consistent with the Trust Indenture Act, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuer will have no obligation to do so. If the Issuer does not so fix a record date, such record date will be the later of 30 days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 8.01 before such solicitation. Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)       Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(f)       Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

27

(g)       Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 3.01 or pursuant to one or more Indenture Supplements, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.

(h)       The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date. No such Action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05      Notices, etc., to Indenture Trustee and Issuer. Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with (i) the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office or (ii) the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except as provided in Section 6.01(c)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in Section 12.10 or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

Section 1.06      Notices to Noteholders; Waiver.

(a)       Where this Indenture, any Indenture Supplement or any Note provides for notice to Noteholders of any event, such notice will be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission, sent through the applicable clearing agency or Depository pursuant to Section 2.07, or personally delivered to each Holder of a Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

28

(b)       In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Noteholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

(c)       With respect to any Series, Class or Tranche of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Series, Class or Tranche.

(d)       Where this Indenture provides for notice to any Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.07       Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08       Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.09       Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.10       Severability. Any provision of this Indenture or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Notes, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 1.11       Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, the Holders of Notes (or such of them as may be affected thereby) or the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12       Governing Law. (a) THIS INDENTURE AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. TO THE EXTENT PROVIDED IN ANY APPLICABLE INDENTURE SUPPLEMENT, THIS INDENTURE IS SUBJECT TO THE TRUST INDENTURE ACT, AND SHALL BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

29

(b)       EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS INDENTURE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS INDENTURE; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS INDENTURE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 12.10 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 1.12 SHALL LIMIT THE RIGHTS OF ANY PERSON PURSUANT TO SECTION 6.6 OF THE TRANSFER AGREEMENT OR SECTION 7.16 OF THE RECEIVABLES SALE AGREEMENT IN CONNECTION WITH A REQUEST RELATING TO THE REPURCHASE OF RECEIVABLES.

Section 1.13       Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Executed counterparts may be delivered electronically.

30

Section 1.14       Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

ARTICLE II

NOTE FORMS

Section 2.01       Forms Generally. The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes, subject, with respect to the Notes of any Series, Class or Tranche, to the rules of any securities exchange on which such Notes are listed.

Section 2.02       Forms of Notes. Each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of the Transferor to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

Section 2.03       Form of Indenture Trustee’s Certificate of Authentication. The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series, Class or Tranche designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee,

By:
Authorized Signatory

Dated:

31

Section 2.04     Notes Issuable in the Form of a Global Note.

(a)       If the Issuer establishes pursuant to Sections 2.02 and 3.01 that the Notes of a particular Series, Class or Tranche are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 3.03 and the Issuer Certificate delivered to the Indenture Trustee or its agent thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) will represent, and will be denominated in an amount equal to the aggregate Stated Principal Amount of the Outstanding Notes of such Series, Class or Tranche to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (ii) will be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

(b)       Notwithstanding any other provisions of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(c)       With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i)       If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series, Class or Tranche ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent, upon receipt of an Issuer Certificate requesting the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series, Class or Tranche of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

32

(ii)       The Issuer may at any time and in its sole discretion determine that the Notes of any Series, Class or Tranche or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Indenture Trustee, upon receipt of a written request by the Issuer for the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series, Class or Tranche or portion thereof in exchange for such Global Note or Notes.

(iii)       If specified by the Issuer pursuant to Sections 2.02 and 3.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series, Class or Tranche of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

(iv)       If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing more than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that Series, Class or Tranche advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes may exchange such Notes for individual Notes.

(v)       In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Indenture Trustee or its agent will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section 2.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 2.05     Temporary Global Notes and Permanent Global Notes.

(a)       If specified in the applicable Indenture Supplement for any Tranche, all or any portion of a Global Note may initially be issued in the form of a single temporary Global Note (the “Temporary Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such Series, Class or Tranche and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement. The Temporary Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form. The Temporary Global Note may be exchanged as described below or in the applicable Indenture Supplement for permanent Global Notes (the “Permanent Global Notes”).

33

(b)       Unless otherwise provided in the applicable Indenture Supplement, exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes will be made as provided in this subsection 2.05(b) and as additionally provided for in the applicable Indenture Supplement. The Administrator will, upon its determination of the date of completion of the distribution of the Notes of such Series, Class or Tranche, so advise the Indenture Trustee, the Issuer, the Foreign Depository, and each foreign clearing agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Issuer will execute and deliver to the Indenture Trustee at the office of its designated agent outside the United States Permanent Global Notes in registered form in an aggregate principal amount equal to the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes. The Temporary Global Note may be exchanged for an equal aggregate principal amount of Permanent Global Notes only on or after the Exchange Date. Upon any demand for exchange for Permanent Global Notes in accordance with this clause, the Issuer will cause the Indenture Trustee to authenticate and deliver the Permanent Global Notes to the Holder according to the instructions of the Holder, but only upon presentation to the Indenture Trustee of any certificates required in the applicable Indenture Supplement. Upon receipt of any such certification, the Indenture Trustee will cause the Temporary Global Note to be endorsed in accordance with subsection 2.05(d). Any exchange as provided in this Section 2.05 will be made free of charge to the Holders and the beneficial owners of the Temporary Global Note and to the beneficial owners of the Permanent Global Note issued in exchange, except that a person receiving the Permanent Global Note must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Permanent Global Note in person at the offices of a foreign clearing agency or Foreign Depository.

(c)       The delivery to the Indenture Trustee by a foreign clearing agency or Foreign Depository of any written statement referred to above may be relied upon by the Issuer and the Indenture Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such foreign clearing agency pursuant to the terms of this Indenture.

(d)       Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note will be endorsed by or on behalf of the Indenture Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes. Until so exchanged in full, such Temporary Global Note will in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note will not be entitled to receive payments of interest on the Notes until they have exchanged their beneficial interests in such Temporary Global Note for Permanent Global Notes.

Section 2.06     Beneficial Ownership of Global Notes. Until definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.04 or as otherwise specified in any applicable Indenture Supplement:

(a)       the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b)       the rights of the respective Note Owners will be exercised only through the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants and will be limited to those established by law and agreements between such Note Owners and the clearing agency or Depository and/or the clearing agency’s or Depository’s participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 2.04, the clearing agency or the Depository will make book-entry transfers among the clearing agency’s or the Depository’s participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s or Depository’s participants.

34

For purposes of any provision of this Indenture requiring or permitting Actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Dollar Principal Amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.07      Notices to Depository. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable clearing agency or Depository.

ARTICLE III

THE NOTES

Section 3.01      General Title; General Limitations; Issuable in Series; Terms of a Series, Class or Tranche of Notes.

(a)       The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b)       The Notes may be issued in one or more Series, Classes or Tranches up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuer. All Notes of each Series, Class or Tranche under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series, Class or Tranche without preference, priority or distinction on account of the actual time of the authentication and delivery or Scheduled Principal Payment Date or Legal Maturity Date of the Notes of such Series, Class or Tranche, except as specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

(c)       Each Note issued must be part of a Series, Class and Tranche of Notes for purposes of allocations pursuant to this Indenture and the related Indenture Supplement. A Series of Notes is created pursuant to an Indenture Supplement. A Class or Tranche of Notes may be created pursuant to an Indenture Supplement or pursuant to a Terms Document related to the Indenture Supplement for the applicable Series.

(d)       Each Series of Notes may be, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(e)       Notes of a Series that belong to different Classes in that Series belong to different Tranches on the basis of the difference in Class membership.

(f)       Each Class of Notes may consist of a single Tranche or may be subdivided into multiple Tranches. Notes of a single Class of a Series will belong to different Tranches if they have different terms and conditions. With respect to any Class of Notes, Notes which have identical terms, conditions and Tranche designation will be deemed to be part of a single Tranche of Notes.

35

(g)       Before the initial issuance of Notes of each Series, Class or Tranche, there shall also be established in or pursuant to an Indenture Supplement or pursuant to a Terms Document related to the applicable Indenture Supplement, provision for:

(i)        the Series designation;

(ii)       the Stated Principal Amount of the Notes;

(iii)       whether such Notes are of a particular Class of Notes or a Tranche of a Class of Notes;

(iv)       the Required Subordinated Amount (if any) for such Class or Tranche of Notes;

(v)        the Required Collateral Amount (if any) for such Series of Notes;

(vi)       the currency or currencies in which such Notes will be denominated and in which payments of principal of, and interest on, such Notes will or may be payable;

(vii)       if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(viii)       if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or groups or indexes of securities or (C) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;

(ix)       the price or prices at which such Series, Class or Tranche of Notes will be issued;

(x)        the times at which such Series, Class or Tranche of Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(xi)       the rate per annum at which such Series, Class or Tranche of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(xii)       each Interest Payment Date, the Scheduled Principal Payment Date and the Legal Maturity Date for such Series, Class or Tranche of Notes;

(xiii)       the Initial Dollar Principal Amount of such Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes;

(xiv)       the Nominal Liquidation Amount of such Series, Class or Tranche of Notes, and the means for calculating the Nominal Liquidation Amount of such Series, Class or Tranche of Notes;

36

(xv)       whether or not application will be made to list such Series, Class or Tranche of Notes on any securities exchange;

(xvi)       any Events of Default or Early Amortization Events with respect to such Series, Class or Tranche of Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Amortization Events set forth herein that will be applicable to such Series, Class or Tranche of Notes (including a provision making any Event of Default or Early Amortization Event set forth herein inapplicable to the Notes of that Series, Class or Tranche);

(xvii)       the appointment by the Indenture Trustee of an Authenticating Agent in one or more places with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series, Class or Tranche;

(xviii)       if such Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

(xix)        the subordination of such Notes to any other indebtedness of the Issuer, including the Notes of any other Series, Class or Tranche;

(xx)        if such Notes are to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xxi)       if such Notes are to have the benefit of any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, the terms and provisions of the applicable agreement;

(xxii)       the Record Date for any Payment Date of such Notes, if different from the last day of the month before the related Payment Date;

(xxiii)       the amount scheduled to be deposited to the Principal Funding Account for such Notes on each Principal Payment Date during an amortization period or accumulation period for such Series, Class or Tranche of Notes;

(xxiv)       whether and under what conditions, additional amounts will be payable to Noteholders; and

(xxv)       any other terms of such Notes as stated in the related Indenture Supplement;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series, Class or Tranche of Notes.

(h)       The form of the Notes of each Series, Class or Tranche will be established pursuant to the provisions of this Indenture and the related Indenture Supplement or Terms Document creating such Series, Class or Tranche of Notes. The Notes of each Series, Class or Tranche will be distinguished from the Notes of each other Series, Class or Tranche in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

37

(i)       Any terms or provisions in respect of the Notes of any Series, Class or Tranche issued under this Indenture may be determined pursuant to this Section 3.01 by providing in the applicable Indenture Supplement the method by which such terms or provisions will be determined.

(j)       The Transferor Interest will be held by the Transferor, but may be transferred by the holder of such Transferor Interest in whole or in part subject to certain limitations and conditions described in the Indenture Supplements. The Transferor Interest shall initially be held in an uncertificated form in accordance with the Trust Agreement.

Section 3.02     Denominations and Currency. The Notes of each Series, Class or Tranche will be issuable only in registered form and in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Notes of any Series, Class or Tranche, the Notes of that Series, Class or Tranche will be issued in minimum denominations of $1,000 and $1,000 multiples thereof; provided that the foregoing shall not restrict or prevent the registration or transfer in accordance with Section 3.05 of any Note having an Outstanding Principal Dollar Amount of other than an integral multiple of $1,000, or the issuance of a single Note of each Class or Tranche with a denomination less than $1,000.

Section 3.03     Execution, Authentication and Delivery and Dating.

(a)       The Notes will be executed on behalf of the Issuer by an Authorized Officer of the Trustee. The signature of any Authorized Officer on the Notes may be manual or facsimile.

(b)       Notes bearing the manual or facsimile signatures of individuals who were at the time an Authorized Officer of the Trustee will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)       At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will, upon request by an Officer’s Certificate, authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d)       Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.02, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Series, Class or Tranche of Notes required to be furnished pursuant to Section 2.02 or Section 3.09.

(e)       The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f)       Unless otherwise provided in the form of Note for any Series, Class or Tranche, all Notes will be dated the date of their authentication.

38

(g)       No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04     Temporary Notes.

(a)       Pending the preparation of definitive Notes of any Series, Class or Tranche, the Issuer may execute, and, upon receipt of the documents required by Section 3.03, together with an Officer’s Certificate, the Indenture Trustee will authenticate and deliver, temporary Notes which are printed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.

(b)       If temporary Notes of any Series, Class or Tranche are issued, the Issuer will cause definitive Notes of such Series, Class or Tranche to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes of such Series, Class or Tranche will be exchangeable for definitive Notes of such Series, Class or Tranche upon surrender of the temporary Notes of such Series, Class or Tranche at the office or agency of the Issuer in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Issuer will execute and the Indenture Trustee will authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such Series, Class or Tranche of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such Series, Class or Tranche will in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Series, Class or Tranche.

Section 3.05     Registration, Transfer and Exchange.

(a)       The Issuer will keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes, or of Notes of a particular Series, Class or Tranche, and for transfers of Notes or of Notes of such Series, Class or Tranche. The Issuer hereby initially appoints the Indenture Trustee as registrar (in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided and the Indenture Trustee hereby accepts such appointment.  The Issuer may at any time and from time to time authorize any Person to act as Note Registrar with respect to any Series, Class or Tranche of Notes issued under this Indenture. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it cannot make such an appointment, assume the duties of Note Registrar. If a Person other than the Indenture Trustee is appointed by the Issuer as the Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register.  The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times, to obtain copies thereof and to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b)       Subject to Section 2.04, upon surrender for transfer of any Note of any Series, Class or Tranche at the office or agency of the Issuer in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Principal Payment Date and Legal Maturity Date and of like terms.

39

(c)       Subject to Section 2.04, at the option of the Holder, Notes of any Series, Class or Tranche may be exchanged for other Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Principal Payment Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency described in subsection 3.05(b) above.

(d)       All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e)       Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f)       Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuer may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 not involving any transfer.

(g)       None of the Issuer, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes of any Series, Class or Tranche during a period beginning at the opening of business 15 days before the day of selection of Notes of such Series, Class or Tranche to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of Notes of such Series, Class or Tranche so selected for redemption or (ii) to register the transfer or exchange of any Notes or portions thereof so selected for redemption.

(h)       None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(i)       Registration of transfer of Notes containing the following legend or to which the following legend is applicable:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

40

will be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, the transferor or the transferee will deliver, at its expense, to the Issuer and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit A or such other form as the Issuer may determine, and no registration of transfer will be made until such letter is so delivered.

Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above will also bear such legend unless the Issuer, the Indenture Trustee and the Note Registrar receive an Opinion of Counsel, in form and substance satisfactory to each of them, to the effect that such legend may be removed.

Whenever a Note containing the legend referred to above is presented to the Note Registrar for registration of transfer or exchange, the Note Registrar will promptly seek instructions from the Issuer regarding such transfer or exchange and will be entitled to receive an Issuer Certificate prior to registering any such transfer or exchange. The Issuer hereby agrees to indemnify (which indemnity shall include the costs of enforcement of such indemnity obligation) the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

Each purchaser or transferee of Notes, or any beneficial interest therein, shall be deemed to have represented and warranted that either (i) it is not, and is not directly or indirectly acquiring the Notes or any beneficial interest therein for, on behalf of or with any assets of, a Plan or (ii) its acquisition and holding of the Notes or any beneficial interest therein does not and will not constitute or otherwise result in a nonexempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any substantially similar non-U.S., federal, state or local law).

Section 3.06     Mutilated, Destroyed, Lost and Stolen Notes.

(a)       If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer will execute and upon its request the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series, Class or Tranche, Scheduled Principal Payment Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b)       In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

(c)       Upon the issuance of any new Note under this Section 3.06, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

41

(d)       Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series, Class or Tranche duly issued hereunder.

(e)       The provisions of this Section 3.06 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07     Payment of Interest; Interest and Principal Rights Preserved; Withholding Taxes.

(a)       Unless otherwise provided with respect to such Note pursuant to Section 3.01, interest payable on any Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b)       Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c)       The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder. All Noteholders shall deliver to the applicable withholding agent prior to the first Payment Date and at any time or times required by applicable law information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax, including without limitation, a correct, complete and properly executed IRS Form W-9 or applicable Form W-8 (with appropriate attachments), or any successor form, as applicable (in each case, “Noteholder Tax Identification Information”). To the extent the Issuer has actual knowledge that FATCA Withholding Tax is applicable, it will notify the Indenture Trustee thereof.

Each Noteholder, by acceptance of the related Note or an interest in such Note, will be deemed to have agreed to provide the Noteholder Tax Identification Information. In addition, each Holder of a Note or an interest therein agrees that the Indenture Trustee and any other agent of the Issuer shall have the right to withhold interest and principal payable with respect to a Note (without any corresponding gross-up) on any Noteholder or beneficial owner of an interest in a Note that fails to comply with the foregoing requirements

Section 3.08       Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and will deliver a certificate of such disposition to the Issuer.

42

Section 3.09     New Issuances of Notes.

(a)       The Issuer may issue new Notes of any Series, Class or Tranche, so long as the following conditions precedent are satisfied or waived:

(i)       on or before the third Business Day immediately preceding the date a new issuance is to occur, (unless a shorter period shall be acceptable to the Indenture Trustee and each Rating Agency), the Issuer delivers to the Indenture Trustee and each Rating Agency notice of such new issuance;

(ii)       such new issuance will not have an Adverse Effect as of the date the new issuance is to occur (after giving effect to such new issuance) and the Issuer shall have delivered to the Indenture Trustee an Issuer Certificate to the effect that based upon the facts known to the officer, the new issuance will not have an Adverse Effect as of the date the new issuance is to occur (after giving effect to such new issuance);

(iii)       on or before the date that the new issuance is to occur, the Rating Agency Condition shall have been satisfied with respect to such new issuance;

(iv)       on or before the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee an Indenture Supplement and a Terms Document to the applicable Class or Tranche of Notes, each in form satisfactory to the Issuer and the Indenture Trustee;

(v)       the Issuer shall have delivered to the Indenture Trustee a Tax Opinion, dated the date of such new issuance;

(vi)       no Asset Deficiency shall exist after giving effect to such issuance; and

(vii)       any other conditions specified in the applicable Indenture Supplement.

(b)       The Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder of any Outstanding Series, Class or Tranche to issue any additional Notes of any Series, Class or Tranche.

(c)       There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Class or Tranche of a Series of Notes. As of the date of any additional issuance of Notes of an Outstanding Class or Tranche of Notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that Class or Tranche will be increased to reflect the principal amount of the additional Notes. If the additional Notes are a Class or Tranche of Notes that has the benefit of a Derivative Agreement, the Issuer will enter into a Derivative Agreement for the benefit of the additional Notes. In addition, if the additional Notes are a Class or Tranche of Notes that has the benefit of any Supplemental Credit Enhancement Agreement or any Supplemental Liquidity Agreement, the Issuer will enter into a Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, for the benefit of the additional Notes.

When issued, the additional Notes of a Class or Tranche will be identical in all respects to the other Outstanding Notes of that Class or Tranche and will be equally and ratably entitled to the benefits of this Indenture and the related Indenture Supplement applicable to such Notes as the other Outstanding Notes of that Class or Tranche without preference, priority or distinction.

43

Section 3.10     Specification of Required Subordinated Amount and Other Terms with Respect to Each Series, Class or Tranche of Notes.

(a)       The applicable Indenture Supplement for each Class or Tranche of Notes will specify the Required Subordinated Amount (if any) for each Class or Tranche of Notes and the Required Collateral Amount for each Series of Notes. The Required Subordinated Amount for any Class or Tranche may be satisfied by the issuance of subordinated Classes or Tranches of Notes or through the subordination of a portion of the Transferor Interest as a Subordinated Transferor Amount for the benefit of a Series, Class or Tranche of Notes, as specified in the related Indenture Supplement.

(b)       The Issuer may change the Required Subordinated Amount, or method of computing such amount, for any Class or Tranche of Notes or the Required Collateral Amount for any Series of Notes, or method of computing such amount, in each case at any time without notice to, or without the consent of, any Noteholders so long as the Issuer has satisfied the Rating Agency Condition with respect to each Class or Tranche of Notes for which a change has been made to the Required Subordinated Amount or Required Collateral Amount.

Section 3.11       Perfection Representations and Warranties. The parties hereto agree that the representations, warranties and covenants set forth in Schedule I shall be a part of this Indenture for all purposes.

ARTICLE IV

Trust ACCOUNTS, DISBURSEMENTS AND INVESTMENTS

Section 4.01        Collection of Amounts Due. Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money and property received by it as provided in this Indenture.

Section 4.02        Trust Accounts. (a) On or prior to the initial issuance of Notes, the Issuer covenants to have established and shall thereafter maintain the following accounts (the “Trust Accounts”), which accounts shall be Eligible Deposit Accounts:

(i)       the Collection Account; and

(ii)       the Excess Funding Account.

(b)         Each Trust Account shall be invested pursuant to the Servicer’s direction, on behalf of the Issuer, as provided in Section 2.2(f) of the Servicing Agreement.

The Issuer shall provide written notice to the Rating Agencies if any Trust Account is not maintained with the Indenture Trustee pursuant to the Custody and Control Agreement.

(c)         If any Trust Account is a Securities Account, such Trust Account will be maintained in accordance with the Custody and Control Agreement.

(d)        (i)       If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Issuer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which, if any Notes are Outstanding, each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no longer Eligible Deposit Account to such new Eligible Deposit Account.

44

(ii)         With respect to the Trust Account Property, the Issuer and Indenture Trustee agree, as security for the Issuer’s obligations under this Indenture, that:

(A)       any Trust Account Property that constitutes, or is held through or in, a deposit account shall be, or shall be held through or in, an Eligible Deposit Account continuously identified in the deposit bank’s books and records as subject to a security interest of the Indenture Trustee and, except as may be expressly provided herein to the contrary, in order to perfect the security interest of the Indenture Trustee in accordance with Section 9-104 of the UCC, the Indenture Trustee shall have the power to direct the disposition of the funds in such deposit account without further consent by the Issuer, the Servicer or any other Person; provided, however, that prior to the delivery by the Indenture Trustee to the Issuer of notice otherwise, the Issuer shall dispose of the funds in such deposit account in accordance with the terms of the Related Documents; provided further that the Indenture Trustee agrees that it will not deliver such notice or exercise its power to direct the disposition of the funds in such deposit account until an Event of Default has occurred; and

(B)       all Permitted Investments and other investments shall be held by the Custodian in accordance with the Custody and Control Agreement and shall be subject to the Indenture Trustee’s security interest in such Trust Account Property.

(e)       Funds on deposit in the Excess Funding Account shall be withdrawn and paid to the Transferor on any day to the extent that no Asset Deficiency exists. After giving effect to any withdrawal of funds pursuant to the preceding sentence, amounts on deposit in the Excess Funding Account shall be treated as Shared Excess Available Principal Collections on each Transfer Date.

(f)       On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Finance Charge Collections with respect to the last day of the preceding Monthly Period, except as otherwise provided in any Indenture Supplement. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Transferor. For purposes of determining the availability of funds or the balances in the Collection Account or the Excess Funding Account for any purpose under this Indenture, all interest and other investment earnings net of investment expenses and losses shall be deemed not to be available or on deposit.

Section 4.03       Rights of Noteholders. The Collateral shall secure the rights of the Noteholders of each Series to receive the portion of Collections allocable to the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement. In addition, the funds and other property credited to the Collection Account (or any subaccount thereof) allocable to the Noteholders of such Series pursuant to this Indenture and the applicable Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Supplemental Credit Enhancement Agreement shall be allocable to the Noteholders, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Supplemental Credit Enhancement Agreement for the benefit of any other Series, Tranche or Class that is Outstanding.

45

Section 4.04       Collections and Allocations. (a) Issuer shall apply all funds on deposit in the Collection Account as described in this Article IV, in Schedule II hereof and in each Indenture Supplement. Except as otherwise provided in Schedule II hereof and in each Indenture Supplement, Issuer shall deposit Noteholder Allocated Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections; provided that with respect to each Date of Processing, the Issuer shall permit the Servicer to retain an amount equal to the portion of the accrued and unpaid Daily Servicing Fees allocated to the Notes from the Noteholder Allocated Collections for such Date of Processing and such amount need not be deposited into the Collection Account. Noteholder Allocated Collections for any Monthly Period in excess of the Aggregate Required Deposit Amount for such Monthly Period (“Released Noteholder Collections”) shall not be required to be deposited into the Collection Account and shall be paid to the Holder(s) of the Transferor Interest on each Date of Processing; provided that, if any Asset Deficiency exists (determined after giving effect to any transfer of Principal Receivables to the Issuer on such date), Issuer shall deposit in the Excess Funding Account an amount equal to the lesser of (i) the amounts that would otherwise be payable to the Holder(s) of the Transferor Interest pursuant to this sentence and (ii) the amount necessary to cure such Asset Deficiency. If on any Business Day the Issuer determines that the Aggregate Required Deposit Amount for any Monthly Period is less than the Aggregate Required Deposit Amount as previously calculated by the Issuer, then the Issuer shall within two Business Days thereafter pay to the Holder(s) of the Transferor Interest any funds on deposit in the Collection Account in excess of the Aggregate Required Deposit Amount. If on any Business Day, the Issuer determines that the Aggregate Required Deposit Amount for any Monthly Period is greater than the Aggregate Required Deposit Amount as previously calculated by the Issuer, then the Issuer shall notify the Servicer, and for all Dates of Processing on or after such determination, the Issuer shall deposit Noteholder Allocated Collections into the Collection Account until the amount of Noteholder Allocated Collections on deposit in the Collection Account equals the most recently determined Aggregate Required Deposit Amount; provided, however, for the avoidance of doubt, the Holder(s) of the Transferor Interest shall have no obligation to deposit Released Noteholder Collections previously paid to the Holder(s) of the Transferor Interest and Noteholders shall have no claim to Released Noteholder Collections.

In the event that any provision of this Section 4.04 or any Indenture Supplement shall conflict with Schedule II hereof, Schedule II shall govern.

(b)       Finance Charge Collections and Principal Collections shall be allocated to each Series, Class or Tranche of Notes in accordance with the related Indenture Supplement or Terms Document; provided, that during any Monthly Period during which Collections are only deposited into the Collection Account in an amount up to the Aggregate Required Deposit Amount, no Series shall be allocated an amount of Collections in excess of the Required Deposit Amount for such Series. If during any Monthly Period, Collections retained in the Collection Account for such Monthly Period are less than the Aggregate Required Deposit Amount due to the release of Released Noteholder Collections and a subsequent increase in the Aggregate Required Deposit Amount during such Monthly Period, then, with respect to each Series for which an increase was made in the Required Deposit Amount during the Monthly Period, the amount of Collections allocated to such Series (before giving effect to any sharing of Collections pursuant to Sections 4.05 and 4.06) shall in no event exceed the sum of:

(i)        the lesser of:

(x)       the aggregate amount of Collections allocated to such Series for all Dates of Processing during any portion of the Monthly Period preceding the first Required Deposit Amount Increase Date and, if applicable, prior to any subsequent Required Deposit Amount Increase Date; and

(y)       the Required Deposit Amount before giving effect to the increase thereof on such Required Deposit Amount Increase Date, plus

(ii)       the lesser of:

46

(x)       the aggregate amount of Collections allocated to such Series for all Dates of Processing during any portion of the Monthly Period on and after such Required Deposit Amount Increase Date and, if applicable, prior to any subsequent Required Deposit Amount Increase Date during such Monthly Period; and

(y)       the excess of (I) the Required Deposit Amount after giving effect to the increase thereof on such Required Deposit Amount Increase Date, over (II) the sum of the amount determined pursuant to clause (i) of this proviso, plus, if applicable, the amount determined pursuant to this clause (ii) for any prior Required Deposit Amount Increase Date(s).

(c)       On each Transfer Date, the Default Amounts for all Accounts that became Defaulted Accounts during the prior Monthly Period will be allocated to each Class, Tranche or Series of Notes in accordance with the related Indenture Supplement or Terms Document.

(d)       Throughout the existence of the Issuer, unless otherwise stated in any Indenture Supplement, on each Date of Processing, Issuer shall allocate to the Holder(s) of the Transferor Interest an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, on that Date of Processing; provided that, if any Asset Deficiency exists (determined after giving effect to any transfer of Principal Receivables to the Issuer on such date), Issuer shall deposit in the Excess Funding Account an amount equal to the lesser of (i) the amounts that would otherwise be allocated to the Holder(s) of the Transferor Interest and (ii) the amount necessary to cure such Asset Deficiency; provided, further, if the Aggregate Required Deposit Amount is increased during any Monthly Period after any Date of Processing during such Monthly Period on which Released Noteholder Collections were paid to the Holder(s) of the Transferor Interest, then on each Date of Processing during such Monthly Period on and after the date on which the Aggregate Required Deposit Amount is increased, Transferor Allocated Collections remaining after giving effect to any deposit pursuant to the preceding proviso shall be treated as Noteholder Allocated Collections and deposited into the Collection Account in an amount not to exceed the Released Noteholder Collections until the amount of Collections on deposit in Collection Account equals the Aggregate Required Deposit Amount. Except as provided in the preceding sentence, unless otherwise stated in any Indenture Supplement or Terms Document, none of the Servicer, the Transferor or the Holder(s) of the Transferor Interest need deposit any amounts allocated to the Holder(s) of the Transferor Interest pursuant to the foregoing into the Collection Account and shall pay such amounts as collected to the Holder(s) of the Transferor Interest.

The payments to be made to Holder(s) of the Transferor Interest, pursuant to this Section 4.04(d) do not include amounts that do not represent Collections, including payment of the purchase price for Transferred Receivables pursuant to the Transfer Agreement, proceeds from the sale, disposition or liquidation of Transferred Receivables pursuant to Section 6.02 or payment of the purchase price for the Notes of a specific Tranche or Series pursuant to the related Indenture Supplement or Terms Document.

47

Section 4.05       Optional Amortization Amounts; Shared Excess Available Principal Collections. So long as the Aggregate Required Deposit Amount for the related Monthly Period has been deposited to the Collection Account (other than any portion thereof attributable to Optional Amortization Amounts), on any Date of Processing, the Issuer may apply Principal Collections allocated to any Variable Interest for the payment of Optional Amortization Amounts with respect to such Variable Interest (or retain such funds in the Collection Account for later application as Optional Amortization Amounts for such Variable Interest). In addition, so long as the Aggregate Required Deposit Amount for the related Monthly Period has been deposited to the Collection Account (other than any portion thereof attributable to Optional Amortization Amounts), on any Date of Processing, the Issuer may apply Principal Collections allocated to any Series (and not required to be applied to Optional Amortization Amounts for such Series pursuant to the related Indenture Supplement) as Optional Amortization Amounts with respect to any other Series (or retain such funds in the Collection Account for later application as Optional Amortization Amounts for any other Series). On or before each Transfer Date following the end of the Monthly Period, (a) Issuer shall determine the aggregate amount of Series Available Principal Collections Shortfalls for all Series of Notes for such Monthly Period, and (b) Shared Excess Available Principal Collections with respect to any Monthly Period shall be allocated to cover the applicable Series Available Principal Collections Shortfalls, if any, for each Series of Notes for such Monthly Period and applied on the applicable Transfer Date in the immediately succeeding Monthly Period. If the aggregate amount of Shared Excess Available Principal Collections for all Series of Notes for such Monthly Period is less than the aggregate amount of Series Available Principal Collections Shortfalls for all Series of Notes for such Monthly Period, then Shared Excess Available Principal Collections shall be allocated, first, to each Series, pro rata, in proportion to the Series Available Principal Collections Shortfalls (calculated excluding any proportion thereof relating to Optional Amortization Amounts), if any, with respect to each such Series, and second, to each Series pro rata, in proportion to any remaining Series Available Principal Collections Shortfalls attributable to Optional Amortization Amounts. On each Transfer Date, Issuer shall withdraw from the Collection Account and pay to the Holder(s) of the Transferor Interest any amounts representing Shared Excess Available Principal Collections remaining after covering all Series Available Principal Collections Shortfalls; provided that, if, on any Transfer Date an Asset Deficiency exists (determined after giving effect to any transfer of Principal Receivables to the Issuer on such day), Issuer shall not distribute to the Holder(s) of the Transferor Interest any Shared Excess Available Principal Collections that otherwise would be distributed to the Holder(s) of the Transferor Interest, but shall deposit such funds in the Excess Funding Account to the extent required so that no Asset Deficiency exists.

Section 4.06       Shared Excess Available Finance Charge Collections. On any day on or before each Transfer Date following the end of the related Monthly Period, so long as the Transferor has all information needed to calculate all amounts referenced in this Section 4.06 and the calculations have been made, Issuer shall allocate Shared Excess Available Finance Charge Collections for such Transfer Date to each Series, pro rata, in proportion to the Series Available Finance Charge Collections Shortfalls, if any, with respect to each such Series.

Section 4.07       Payments within a Series, Class or Tranche. All payments of principal, interest or other amounts to Noteholders of a Series, Class or Tranche will be made in accordance with this Indenture and the related Indenture Supplement.

ARTICLE V

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE ISSUER

Section 5.01       Satisfaction and Discharge of Indenture. This Indenture will cease to be of further effect with respect to all Series, Class or Tranche of Notes (except as to any surviving rights of transfer or exchange of Notes of any Series, Class or Tranche expressly provided for herein or in the form of Note for that Series, Class or Tranche), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to all Notes when:

(a)       all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust, as provided in Section 10.03) have been delivered to the Indenture Trustee canceled or for cancellation;

48

(b)       the Issuer has paid or caused to be paid all other sums payable under this Indenture (including payments to the Indenture Trustee pursuant to Section 7.07) by the Issuer with respect to the Notes; and

(c)       the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (if required by the TIA or the Indenture Trustee) each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee with respect to any Series, Class or Tranche of Notes under Section 7.07 and the obligations of the Indenture Trustee under Sections 5.02 and 10.03 will survive such satisfaction and discharge.

Section 5.02       Application of Trust Money. All money and obligations deposited with the Indenture Trustee pursuant to Section 5.01 or Section 5.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of the Series, Class or Tranche of Notes in respect of which it was deposited and this Indenture and the applicable Indenture Supplement, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by law.

Section 5.03       Cancellation of Notes Held by the Issuer. If the Issuer or any of its Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of such Notes, by notice from that Holder to the Indenture Trustee cause the Notes to be canceled, whereupon such Notes will no longer be Outstanding.

Section 5.04       Release of Collateral.

(a)         Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee shall, at the direction of the Issuer, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)        The Indenture Trustee shall, at the written direction of the Issuer, at such time as there are no Notes Outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 6.07) in a manner and under circumstances that are not inconsistent with this Indenture. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 5.04(b) only upon receipt of an Issuer Request requesting such release accompanied by an Officers’ Certificate and an Opinion of Counsel and (if required by the TIA and the applicable Indenture Supplement) Independent Certificates in accordance with TIA §§314(c) and 314(d)(1) meeting the applicable requirements of Section 1.02.

49

Section 5.05       Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 5.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE VI

EVENTS OF DEFAULT, EARLY AMORTIZATION EVENTS AND REMEDIES

Section 6.01       Events of Default. “Event of Default,” wherever used herein, means with respect to any Series, Class or Tranche of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series, Class or Tranche of Notes or specifically deleted or modified in the applicable Indenture Supplement creating such Series, Class or Tranche of Notes or in the form of Note for such Series, Class or Tranche:

(a)       with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuer in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of 35 days following the date on which such interest became due and payable;

(b)       with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuer in the payment of the Stated Principal Amount of such Tranche of Notes at the applicable Legal Maturity Date;

(c)       default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture in respect of the Notes of such Series, Class or Tranche (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section specifically dealt with) (all such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series, Class or Tranche being deemed to be in respect of the Notes of all Series, Classes or Tranches for this purpose) and such default shall continue or not be cured for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of the affected Series, Class or Tranche, a written notice specifying such default and requesting it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such Series, Class or Tranche are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

(d)       the occurrence of an Insolvency Event with respect to the Issuer or;

50

(e)       with respect to such Series, Class or Tranche, any additional Event of Default specified in the Indenture Supplement for such Series, Class or Tranche of Notes as applying to such Series, Class or Tranche of Notes, or specified in the form of Note for such Series, Class or Tranche.

Section 6.02       Acceleration of Maturity; Rescission and Annulment.

(a)       If an Event of Default described in clause (a), (b), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to less than all Series, Classes and Tranches of Notes then Outstanding) of Section 6.01 occurs and is continuing with respect to any Series, Class or Tranche, then and in each and every such case, unless the principal of all the Notes of such Series, Class or Tranche shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66⅔% of the Outstanding Dollar Principal Amount of the Notes of such Series, Class or Tranche then Outstanding hereunder (each such Series, Class or Tranche acting as a separate Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare the Outstanding Dollar Principal Amount of all the Outstanding Notes of such Series, Class or Tranche and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series, Class or Tranche to the contrary notwithstanding. Such payments are subject to the allocation provisions of this Indenture and the allocation, deposits and payment sections of the related Indenture Supplement.

(b)       If an Event of Default described in clause (c) or (e) of Section 6.01 occurs with respect to all Series, Classes and Tranches of Outstanding Notes and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66⅔% of the Outstanding Dollar Principal Amount of all the Outstanding Notes hereunder (treated as one Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders) and in all cases with a copy of such notice to the Indenture Trustee, may declare the Outstanding Dollar Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

(c)       If an Event of Default described in clause (d) of Section 6.01 occurs and is continuing, then the Notes of all Series, Classes and Tranches will automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer will automatically and immediately be obligated to pay off the Notes.

At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series, Class or Tranche and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VI; provided, the Majority Holders of such Series, Classes or Tranches, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)       the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes of such Series, Class or Tranche, (B) the principal of any Notes of such Series, Class or Tranche which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07; and

51

(ii)       all Events of Default with respect to such Series, Class or Tranche of Notes, other than the nonpayment of the principal of the Notes of such Series, Class or Tranche which has become due solely by such acceleration, have been cured or waived as provided in Section 6.16.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 6.03       Early Amortization Events. If any one of the following events (each, a “Trust Early Amortization Event”) shall occur:

(a)       Synchrony Bank shall become unable for any reason to transfer Receivables within five Business Days after the day on which it is required to transfer Receivables to Transferor pursuant to the Receivables Sale Agreement or Transferor shall become unable for any reason to transfer Receivables to the Issuer within five Business Days after the day on which it is required to transfer Receivables pursuant to the Transfer Agreement;

(b)       the Issuer becomes subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act; or

(c)       the occurrence of an Insolvency Event relating to Synchrony Bank or the Transferor;

then an Early Amortization Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

Upon the occurrence of an Early Amortization Event, payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

Section 6.04       Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

(a)       the Issuer defaults in the payment of interest on any Series, Class or Tranche of Notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

(b)       the Issuer defaults in the payment of the principal of any Series, Class or Tranche of Notes on the Legal Maturity Date thereof;

the Issuer will, upon written request from the Indenture Trustee pay (subject to the allocation provided in this Article VI and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Holders of any such Notes of the affected Series, Class or Tranche, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, in the case of Interest-bearing Notes, at the rate of interest applicable to the stated principal amount thereof, unless otherwise specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07.

52

If the Issuer fails to pay such amounts forthwith upon such written request, the Indenture Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuer or any other obligor upon the Notes of such Series, Class or Tranche and collect the money adjudged or decreed to be payable in the manner provided by law out of the Collateral or from any other obligor upon such Notes, wherever situated.

Section 6.05       Indenture Trustee May File Proofs of Claim. In case of the pendency of an Insolvency Event relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered to do the same by intervention in such proceedings or otherwise:

(a)       to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07 and of the Noteholders allowed in such judicial proceeding, and

(b)       to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.07.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.06       Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any Series, Class or Tranche may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes of such Series, Class or Tranche or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes of the Series, Class or Tranche in respect of which such judgment has been recovered.

Section 6.07       Application of Money Collected. Any money or other property collected by the Indenture Trustee with respect to a Series, Class or Tranche of Notes pursuant to this Article VI will be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such Series, Class or Tranche and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

53

(a)       first, to the payment of all amounts due to the Indenture Trustee under Section 7.07(a) and the Custodian and Trustee under the Related Documents;

(b)       second, unless otherwise specified in the related Indenture Supplement, to the payment of the amounts then due and unpaid upon the Notes of that Series, Class or Tranche for principal, plus any accrued but unpaid interest, and any additional interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in the relevant allocation provisions of this Indenture and the related Indenture Supplements), according to the amounts due and payable on such Notes for principal and interest, respectively;

(c)       third, to pay any Monthly Servicing Fees and any other fees or expenses then owing for that Series, Class or Tranche of Notes; and

(d)       fourth, to the Issuer.

Section 6.08       Sale of Collateral for Accelerated Notes. In the case of a Series, Class or Tranche of Notes that has been accelerated following an Event of Default, the Indenture Trustee, at the direction of the Holders of more than 66⅔% of the Outstanding Dollar Principal Amount of that Series, Class or Tranche of Notes, will cause the Issuer to sell Collateral as provided in the related Indenture Supplement.

Section 6.09       Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee. The Holders of more than 66⅔% of the Outstanding Dollar Principal Amount of any accelerated Series, Class or Tranche of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may be exercised only if the direction provided by the Noteholders does not conflict with applicable law or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee in personal liability.

Section 6.10       Limitation on Suits. Except with respect to utilizing the dispute resolution provisions of Section 6.6 of the Transfer Agreement, no Holder of any Note of any Series, Class or Tranche will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)       such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Series, Class or Tranche;

(b)       the Holders of more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c)       such Holder or Holders have offered to the Indenture Trustee, indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

54

(d)       the Indenture Trustee for 60 days after the Indenture Trustee has received such notice, request and offer of indemnity have failed to institute any such proceeding; and

(e)       no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority Holders of such Series, Class or Tranche;

it being understood and intended that no one or more Holders of Notes of such Series, Class or Tranche will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series, Class or Tranche, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series, Class or Tranche.

Section 6.11       Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date specified in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder and to make payments in respect of any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, will be without recourse to the Transferor, Synchrony Bank, the Indenture Trustee, the Trustee or any Affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder and to make payments in respect of any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, will be subject to the allocation and payment provisions of this Indenture and the applicable Indenture Supplements and limited to amounts available from the Collateral pledged to secure the Notes.

Section 6.12       Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 6.13       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, in Section 3.06, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14       Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

55

Section 6.15       Control by Noteholders. Except as provided in the provisions of Section 13.05, Majority Holders of any affected Series, Class or Tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under this Indenture with respect to the Notes of such Series, Class or Tranche, provided that:

(a)       the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee determines that the Action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith will, by an Authorized Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b)       the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 6.16       Waiver of Past Defaults. Majority Holders of any Series, Class or Tranche may on behalf of the Holders of all the Notes of such Series, Class or Tranche waive any past default hereunder or under the related Indenture Supplement with respect to such Series, Class or Tranche and its consequences, except a default not theretofore cured:

(a)       in the payment of the principal of or interest on any Note of such Series, Class or Tranche, or

(b)       in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series, Class or Tranche.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 6.17       Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.

Section 6.18       Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

56

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01       Certain Duties and Responsibilities.

(a)       Except during the continuance of an Event of Default actually known to an Indenture Trustee Authorized Officer:

(i)       the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series, Class or Tranche, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee.

(ii)       in the absence of bad faith or negligence on its part, the Indenture Trustee may, with respect to the Notes of any Series, Class or Tranche, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee pursuant to any provision of this Indenture or any Indenture Supplement, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture or the applicable Indenture Supplement, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein; and

(iii)       the Indenture Trustee shall not provide withdrawal, payment, transfer or other instructions or any notice of exclusive control to the custodian pursuant to the Custody and Control Agreement.

(b)       If an Event of Default with respect to any Series, Class or Tranche of Notes has occurred and is continuing, the Indenture Trustee will exercise with respect to the Notes of such Series, Class or Tranche such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)       No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this subsection (c) will not be construed to limit the effect of subsections (a) and (b) of this Section;

(ii)       the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

57

(iii)       the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders of any Series, Class or Tranche relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such Series, Class or Tranche; and

(iv)       no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers unless it has requested and been provided with such security or indemnity as is reasonably satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section and the TIA.

Section 7.02       Notice of Early Amortization Events or Events of Default. If any Early Amortization Event or Event of Default occurs and is continuing with respect to the Notes of any Series, Class or Tranche and is actually known to an Indenture Trustee Authorized Officer, the Indenture Trustee will mail to each Rating Agency that rated such Series, Class or Tranche and the affected Noteholders or all Noteholders, as applicable, notice of such Early Amortization Event or Event of Default within 30 days after it occurs or within 10 Business Days after it receives notice or obtains actual knowledge, if later. Except in the case of an Early Amortization Event or an Event of Default relating to the failure to pay principal of or interest on any Note of such Series, Class or Tranche (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of Indenture Trustee Authorized Officers in good faith determines that withholding the notice is in the interests of Noteholders of such Series, Class or Tranche.

Section 7.03       Certain Rights of Indenture Trustee. Except as otherwise provided in Section 7.01:

(a)       the Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)       any request or direction or action of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(c)       whenever in the administration of this Indenture the Indenture Trustee will deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Opinion of Counsel or Officer’s Certificate;

(d)       the Indenture Trustee may consult with counsel as to legal matters and the advice of any such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)       the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

58

(f)       the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)       the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)       the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or continuation statements; provided, however, that the Indenture Trustee shall not be liable for any defect in the filing and shall be under no obligation to review such financing statement;

(i)       notwithstanding anything to the contrary herein or otherwise, under no circumstances will the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind, whether or not foreseeable, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)       the Indenture Trustee shall not be liable solely for any action or inaction of any other party (or agent thereof) to this Indenture or any Related Document and may assume compliance by such parties with their obligations under this Indenture and any Related Document, unless an Indenture Trustee Authorized Officer shall have actual knowledge or the Indenture Trustee has received written notice to the contrary at the address provided pursuant to Section 12.10;

(k)       the Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems; provided, however, Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(l)       publicly available information and the delivery of reports or other documents to the Indenture Trustee shall not constitute actual or constructive knowledge or notice of information contained in those documents; provided, however, that, notwithstanding any provision in the Related Documents to the contrary, any document delivered to the Indenture Trustee the information contained in which the Indenture Trustee is required to take notice of to fulfill its obligations under the Related Documents or under applicable law shall constitute actual notice to the Indenture Trustee of such information.

Section 7.04       Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

59

Section 7.05       May Hold Notes. Subject to the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act, the Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08, 7.09 and 7.13, may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 7.06       Funds Held in Trust. Funds and investments and other property held by the Indenture Trustee will be held in trust in one or more Trust Accounts hereunder, but need not be segregated from other funds except to the extent required by law.

Section 7.07       Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

(a)       The Issuer agrees:

(i)       to pay to the Indenture Trustee from time to time reasonable compensation (or, for so long as The Bank of New York Mellon is the Indenture Trustee, such amount as has been mutually agreed upon in writing) for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)       except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

(iii)       to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any and all loss, liability or expense incurred without willful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability (whether asserted by the Issuer, the Transferor, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of their powers or duties hereunder and the costs of defending any claim or bringing any claim to enforce the Issuer’s indemnification obligations hereunder.

The Indenture Trustee will have no recourse to any asset of the Issuer other than funds available pursuant to Section 6.07 or to any Person other than the Transferor, the Servicer or the Issuer. Except as specified in Section 6.07, any such payment to the Indenture Trustee shall be subordinate to payments to be made to the Noteholders.

(b)       This Section will survive the termination of this Indenture and the resignation or replacement of the Indenture Trustee under Section 7.10.

(c)       The Indenture Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

60

(d)       In the event any proceeding (including any governmental investigation) shall be instituted involving the Indenture Trustee pursuant to clause (a) of this Section 7.07, the Indenture Trustee shall promptly notify the Issuer in writing and the Issuer shall assume the defense thereof, including the retention of counsel reasonably satisfactory to the Indenture Trustee to represent the Indenture Trustee in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to the Issuer of demand therefor. In any such proceeding, the Indenture Trustee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indenture Trustee unless (i) the Issuer has failed to assume the defense thereof, (ii) the Issuer and the Indenture Trustee shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Issuer and the Indenture Trustee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Issuer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indenture Trustee. The Issuer shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer agrees to indemnify the Indenture Trustee from and against any loss or liability by reason of such settlement or judgment. The Issuer shall not, without the prior written consent of the Indenture Trustee, effect any settlement of any pending or threatened proceeding in respect of which Indenture Trustee is or could have been a party and indemnity could have been sought hereunder by the Indenture Trustee, unless such settlement includes an unconditional release of the Indenture Trustee from all liability on claims that are the subject matter of such proceeding.

Section 7.08       Disqualification; Conflicting Interests. If the Indenture Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein will prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 7.09       Corporate Indenture Trustee Required; Eligibility. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and Section 26(a)(1) of the Investment Company Act. There shall at all times be an Indenture Trustee hereunder with respect to each Series, Class or Tranche of Notes which will (a) be either a bank or a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; (c) be subject to supervision or examination by federal or state authority; and (d) at the time of appointment, shall have a long term senior, unsecured debt rating of “Baa3” or better by Moody’s, if rated by Moody’s, “BBB-” or better by S&P, if rated by S&P and “BBB-” or better by Fitch, if rated by Fitch (or, if not rated by Moody’s, S&P or Fitch, a comparable rating by another statistical rating agency). The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture(s) under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The Indenture Trustee shall at all times meet the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act and shall not provide credit or credit enhancement to the Issuer.

61

If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee with respect to any Series, Class or Tranche of Notes will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect hereinafter specified in this Article VII.

This Indenture shall always have a trustee who satisfies the requirements of Section 310(a)(1) of the TIA. The Indenture Trustee is subject to the provisions of Section 310(b) of the TIA regarding disqualification of a trustee upon acquiring any conflicting interest.

If a default occurs under this Indenture or any Indenture Supplement, and the Indenture Trustee is deemed to have a conflicting interest as a result of acting as trustee for more than one Series, Class or Tranche of Notes, a successor Indenture Trustee shall be appointed for one or more of such Series, Classes or Tranches, so that the Indenture Trustee for any one of the affected Series, Classes or Tranches is different from the Indenture Trustees for the other affected Series, Classes or Tranches. No such event shall alter the voting rights of the Noteholders of such Series, Classes or Tranches under this Indenture, any Indenture Supplement or any other Related Document.

In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Series, Classes or Tranches of Notes, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Series, Classes or Tranches of Notes shall execute and deliver an indenture supplemental hereto wherein the successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Series, Classes or Tranches to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Series or Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Series or Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture and the applicable Indenture Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

Section 7.10       Resignation and Removal; Appointment of Successor.

(a)       No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.

(b)       The Indenture Trustee may resign with respect to any Series, Class or Tranche of Notes at any time by giving 30 days written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

62

(c)       The Indenture Trustee may be removed with 30 days prior written notice with respect to any Series, Class or Tranche of Notes at any time by Action of Noteholders of not less than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes for all Series, Classes and Tranches, delivered to the Indenture Trustee and to the Issuer.

(d)       If at any time:

(i)       the Indenture Trustee fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series, Class or Tranche of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note of that Series, Class or Tranche for at least 6 months, or

(ii)       the Indenture Trustee ceases to be eligible under Section 7.09 with respect to any Series, Class or Tranche of Notes, or

(iii)       the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, with respect to the Series, Class or Tranche, or in the case of clause (iv), with respect to all Series, Classes or Tranches, or (B) subject to Section 6.17, any Noteholder who has been a bona fide Holder of a Note of such Series, Class and Tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such Series, Class or Tranche and the appointment of a successor Indenture Trustee with respect to the Series, Class or Tranche, or, in the case of clause (iv), with respect to all Series, Classes and Tranches.

(e)       If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any Series, Class or Tranche of Notes for any cause, the Issuer will promptly appoint a successor Indenture Trustee for that Series, Class or Tranche of Notes. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes is appointed by Action of the Majority Holders of such Series, Class or Tranche delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such Series, Class or Tranche and supersede the successor Indenture Trustee appointed by the Issuer with respect to such Series, Class or Tranche of Notes. If no successor Indenture Trustee with respect to such Series, Class or Tranche of Notes shall have been so appointed by the Issuer or the Noteholders of such Series, Class or Tranche and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of such Series, Class or Tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes.

(f)       The Issuer will give written notice of each resignation and each removal of the Indenture Trustee with respect to any Series, Class or Tranche of Notes and each appointment of a successor Indenture Trustee with respect to any Series, Class or Tranche to each Noteholder as provided in Section 1.06 and to each Rating Agency. To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

63

(g)       If the Indenture Trustee fails to comply with Section 7.09, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Section 7.11       Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective with respect to any Series, Class or Tranche of Notes as to which it is resigning or being removed as the Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such Series, Class or Tranche of Notes; but, upon request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and promptly deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such Series, Class or Tranche, subject nevertheless to its Lien, if any, provided for in Section 7.07. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) Series, Classes or Tranches, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable Series, Class or Tranche will execute and deliver an Indenture Supplement which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series, Class or Tranche as to which the predecessor Indenture Trustee is not being succeeded will continue to be vested in the predecessor Indenture Trustee, and will add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement will constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee will be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

No successor Indenture Trustee with respect to any Series, Class or Tranche of Notes will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article VII.

Section 7.12       Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, without any further act, will be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall give prior written notice of such merger, conversion, consolidation or succession to the Issuer. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

64

Section 7.13       Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with the provisions of Section 311 of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed will be subject to subsection 311(a) of the Trust Indenture Act to the extent provided therein.

Section 7.14       Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more Series, Classes or Tranches of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate the Notes of such Series, Classes or Tranches issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and the Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section. The initial Authenticating Agent for the Notes of all Series, Classes and Tranches will be The Bank of New York Mellon.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

65

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

If an appointment with respect to one or more Series, Classes or Tranches of Notes is made pursuant to this Section, the Notes of such Series, Classes or Tranches may have endorsed thereon, in addition to the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in the following form:

This is one of the Notes of the Series, Classes or Tranches designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee,

By:
As Authenticating Agent

By:
Authorized Signatory

Section 7.15       Tax Reports. The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee such information as may be required to enable the Indenture Trustee to provide Noteholders with applicable information to prepare their federal, state and other income tax returns.

Section 7.16       Representations and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

(a)       The Indenture Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York with full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b)       The Indenture Trustee has full power and authority to execute and deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party;

(c)       Each of this Indenture and other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms;

(d)       The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

66

(e)       To the best of the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 7.17       Indenture Trustee’s Application for Instructions from the Issuer. Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 7.17. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 5 Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY INDENTURE
TRUSTEE AND ISSUER

Section 8.01       Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than 15 days after each Record Date, a list of the names and addresses of the Noteholders of such Series, Classes or Tranches as of such date, and (b) at such other times, as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 8.02       Preservation of Information; Communications to Noteholders.

(a)       The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 8.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b)       If 3 or more Noteholders of any Series, Class or Tranche (hereinafter referred to as “applicants”) (or, if there are less than 3 such Holders, all of the Holders) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such Series, Class or Tranche for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series, Class or Tranche or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee will, within 5 Business Days after the receipt of such application, at its election, either

67

(i)       afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with Section 8.02(a), or

(ii)       inform such applicants as to the approximate number of Holders of Notes of such Series, Class or Tranche or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 8.02(a), and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Noteholder of such Series, Class or Tranche or to all Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 8.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within 5 days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such Series, Class or Tranche or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement will specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee will mail copies of such material to all Noteholders of such Series, Class or Tranche or all Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee will be relieved of any obligation or duty to such applicants respecting their application.

(c)       Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 8.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under Section 8.02(b).

Section 8.03       Reports by Indenture Trustee.

(a)       The term “reporting date” as used in this Section means December 31. Within 60 days after the reporting date in each year, the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.

(b)       To the extent required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Noteholders, with a copy to the Rating Agencies a report concerning:

68

(i)       its eligibility and qualifications to continue as trustee under this Indenture;

(ii)       any amounts advanced by the Indenture Trustee under this Indenture;

(iii)       the amount, interest rate and maturity date of indebtedness owing by the Issuer to the Indenture Trustee, in its individual capacity;

(iv)       the property and funds physically held by the Indenture Trustee;

(v)       any release or release and substitution of Collateral subject to the Lien of this Indenture which has not previously been reported; and

(vi)       any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

(c)       The Indenture Trustee will comply with subsections 313(b) and 313(c) of the Trust Indenture Act.

(d)       A copy of each such report will, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission. The Issuer will notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.

Section 8.04       Reports by Issuer to the Commission.

(a)       The Issuer will:

(i)       file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

(ii)       file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(b)       The Issuer will transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraph (a) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

69

(c)       Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year. The Issuer shall notify the Indenture Trustee in writing of any change in its fiscal year.

Section 8.05       Monthly Noteholders’ Statement. On each Determination Date the Issuer will complete and deliver to the Indenture Trustee (with a copy to each Rating Agency), a Monthly Noteholders’ Statement.

On each Payment Date, the Indenture Trustee shall make the Monthly Noteholders’ Statement available electronically and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Collateral as the Indenture Trustee may have in its possession, but only after proof of ownership is provided to the Indenture Trustee by such Person or agent of such Person by way of certification in a form acceptable to the Indenture Trustee; provided, however, that the Indenture Trustee or its agent shall provide such password to the parties to this Indenture and each Rating Agency without requiring such certification; provided, further, however, that the Indenture Trustee shall have no obligation to provide such information described in this Section 8.05 until it has received the requisite information from the Issuer or the Servicer, as applicable. The Indenture Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at https://gctinvestorreporting.bnymellon.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Rating Agency, each Noteholder and the parties to this Indenture and to the Servicing Agreement. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer. Other than as set forth in Section 7.01 hereof, the Indenture Trustee shall not be liable for the electronic dissemination of information as contemplated by this Section.

ARTICLE IX

INDENTURE SUPPLEMENTS AND AMENDMENTS

Section 9.01       Supplemental Indentures and Amendments Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, at any time and from time to time, upon either (a) delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect or (b) satisfaction of the Rating Agency Condition with respect to each affected Class or Tranche of Notes for which an Officer’s Certificate described in the preceding clause (a) has not been delivered, the Issuer may amend this Indenture, including any Indenture Supplement or enter into one or more Indenture Supplements, in form satisfactory to the Indenture Trustee.

Section 9.02       Supplemental Indentures with Consent of Noteholders. In addition to any amendment permitted pursuant to Section 9.01 hereof, with prior notice to each applicable Rating Agency and the consent of Holders of more than 66⅔% in Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such amendment of this Indenture, including any Indenture Supplement, by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee, upon delivery of a Tax Opinion, may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of each such Series, Class or Tranche under this Indenture or any Indenture Supplement; provided, however, that no such amendment of an Indenture Supplement will, without the consent of the Holder of each Outstanding Note affected thereby:

70

(a)       change the scheduled payment date of any payment of interest on any Note, or change a Scheduled Principal Payment Date or Legal Maturity Date of any Note;

(b)       reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Nominal Liquidation Amount in a manner that is adverse to the Holder of any Note;

(c)       impair the right to institute suit for the enforcement of any payment on any Note;

(d)       reduce the percentage in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche of Notes, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(e)       modify any of the provisions of this Section or Section 6.18, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)       permit the creation of any Lien or other encumbrance on the Collateral that secures any Tranche of Notes that is prior to the Lien in favor of the Holders of the Notes of such Tranche;

(g)       change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement;

(h)       change the method of computing the amount of principal of, or interest on, any Note on any date; or

(i)       make any other amendment not permitted by Section 9.01.

An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series, Classes or Tranches of Notes, or which modifies the rights of the Holders of Notes of any such Series, Class or Tranche with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series, Class or Tranche.

It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment or Indenture Supplement, but it will be sufficient if such Act will approve the substance thereof.

71

Without the prior written consent of the Trustee, no amendment to this Indenture or to any Indenture Supplement shall be made that adversely affects the rights of the Trustee; provided, however that the rights of the Trustee shall be deemed to not be adversely affected if the Trustee executes the amendment or Indenture Supplement on behalf of the Issuer.

Section 9.03       Execution of Amendments and Indenture Supplements. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 7.01) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may but will not be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04       Effect of Amendments and Indenture Supplements. Upon the execution of any amendment of this Indenture or Indenture Supplement under this Article IX, this Indenture will be modified in accordance therewith with respect to each Series, Class or Tranche of Notes affected thereby, or all Notes, as the case may be, and such amendment or Indenture Supplement will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 9.05       Conformity with Trust Indenture Act. Every amendment of this Indenture or Indenture Supplement executed pursuant to this Article IX will conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06       Reference in Notes to Indenture Supplements. Notes authenticated and delivered after the execution of any amendment of this Indenture or Indenture Supplement pursuant to this Article IX may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or Indenture Supplement. If the Issuer will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or Indenture Supplement may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

Section 10.01       Payment of Principal and Interest.

(a)       With respect to each Series, Class or Tranche of Notes, the Issuer will duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such Series, Class or Tranche.

(b)       The Noteholders of any Series, Class or Tranche as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and principal payable on such Payment Date with respect to such Series, Class or Tranche as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

72

Section 10.02       Maintenance of Office or Agency. The Issuer will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer will fail to maintain such office or agency or will fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes of one or more Series, Classes or Tranches may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any matter relieve the Issuer of its obligations to maintain an office or agency in each Place of Payment for Notes of any Series, Class or Tranche for such purposes. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Issuer rescinds one or more of such appointments, the Issuer hereby appoints the Indenture Trustee, at its principal office, as its Paying Agent in New York, New York with respect to all Series, Classes and Tranches of Notes having a Place of Payment in the City of New York, New York.

Section 10.03       Money for Note Payments to be Held in Trust. The Paying Agent, on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Account or another applicable Trust Account pursuant to the provisions of this Indenture or any Indenture Supplement and will report the amounts of such distributions to the Indenture Trustee. Any Paying Agent will have the revocable power to withdraw funds from the Collection Account or another applicable Trust Account for the purpose of making the distributions referred to above. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuer will cause each Paying Agent (other than the Indenture Trustee) for any Series, Class or Tranche of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, that such Paying Agent will:

(a)       hold all sums held by it for the payment of principal of or interest on Notes of such Series, Class or Tranche in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b)       if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of such Series, Class or Tranche) in the making of any such payment of principal or interest on the Notes of such Series, Class or Tranche;

(c)       if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

73

(d)       immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section required to be met by a Paying Agent at the time of its appointment; and

(e)       comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every Series, Class or Tranche of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note of any Series, Class or Tranche and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than 30 days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority or be regulated by or subject to the supervision or examination of a Governmental Authority of a nation that is member of the Organization for Economic Cooperation and Development. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 10.04       Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2017), an officer’s certificate, substantially in the form of Exhibit E, stating that:

(a)       a review of the activities of the Issuer during such year and of the Issuer’s performance under this Indenture has been made under such Authorized Officer’s supervision; and

74

(b)       to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 10.05       Legal Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises as a Delaware statutory trust.

Section 10.06       Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.07       Compliance with Laws. The Issuer will comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture.

Section 10.08       Notice of Events of Default and Early Amortization Events. The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default and Early Amortization Event hereunder and any default of a Derivative Counterparty. The Indenture Trustee shall have no duty to determine whether any Event of Default or Early Amortization Event has occurred or, except as expressly provided herein, to take any action with respect thereto.

Section 10.09       Certain Negative Covenants. So long as any Notes are Outstanding, Issuer shall not:

(a)       sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, except as expressly permitted by this Indenture and any Indenture Supplement or the Transfer Agreement;

(b)       claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or applicable State law including foreign withholding);

(c)       permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien in favor of the Indenture Trustee and the Noteholders created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

(d)       permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than Permitted Encumbrances) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;

(e)       permit the Lien in favor of the Indenture Trustee and the Noteholders created by this Indenture not to constitute a valid first priority security interest in the Collateral; and

(f)       voluntarily dissolve or liquidate.

Section 10.10       No Other Business. The Issuer will not engage in any business other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of, the Transferred Receivables and the interests in the property constituting the Collateral, the issuance of the Notes, and the specific transactions contemplated by the Trust Agreement and the other Related Documents.

75

Section 10.11       Rule 144A Information. For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Exchange Act, the Issuer agrees to provide to any Noteholder of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act.

Section 10.12       Performance of Obligations; Servicing of Transferred Receivables.

(a)       The Issuer hereby covenants and agrees that it will enforce the obligations of the Servicer under the Servicing Agreement and if a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transferred Receivables, the Issuer shall take all reasonable actions available to it to remedy such failure; provided, however, that any Servicer Default other than a Servicer Default arising under Section 5.1(a) of the Servicing Agreement may be waived by the Issuer upon consent of the Noteholders of not less than 66⅔ of the Outstanding Dollar Principal Amount for the Notes for all Series to which the Servicer Default relates.

(b)       Subject to the following sentence, in connection with a termination of the Servicer’s rights and powers pursuant to Section 5.1 of the Servicing Agreement, if a Successor Servicer has not been appointed and accepted its appointment at the time when the previous Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer, subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Indenture Trustee shall not be liable for any actions of any Servicer prior to the Indenture Trustee’s appointment as Successor Servicer. Notwithstanding the preceding sentence, the Indenture Trustee shall, if it is legally unable or unwilling to so act or if the Majority Holders of all Notes so request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any servicing institution established in servicing receivables substantially similar to the Transferred Receivables as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a Successor Servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall appoint an Eligible Servicer as the Successor Servicer under the Servicing Agreement. If within 30 days after the delivery of the notice of termination of the Servicer’s right and powers referred to above, the Issuer shall not have obtained such a Successor Servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer as the Indenture Trustee and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement. In accordance with Section 6.2 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Transferred Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the previous Servicer’s duties as servicer of the Transferred Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VII shall be inapplicable to the Indenture Trustee in its duties as the Successor Servicer and the servicing of the Transferred Receivables. In case the Indenture Trustee shall become the Successor Servicer under the Servicing Agreement, the Indenture Trustee shall be entitled to appoint any one of its Affiliates as a Sub-Servicer or agent; provided, that it shall be fully liable for the actions and omissions of such Sub-Servicer or agent. Notwithstanding anything to the contrary herein or in the Related Documents, if the Indenture Trustee shall act as Successor Servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the Transferred Receivables, (ii) to pay any fees, expenses and other amounts owing to the Administrator, (iii) to pay any indemnities owed by a Servicer pursuant to this Indenture or the Servicing Agreement or (iv) with respect to the Servicer’s obligations under the FDIC Rule Requirements, including making servicer advances (if any). Further, if the Indenture Trustee shall act as Successor Servicer, all costs associated with the transfer of servicing shall be paid by the predecessor Servicer.

76

(c)       Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

(d)       The Issuer shall provide to the Indenture Trustee or its respective designees access to the documentation regarding the Accounts and the Transferred Receivables in such cases where the Indenture Trustee or such designee is required in connection with the enforcement of the rights of the Indenture Trustee, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Issuer’s normal security and confidentiality procedures and (iv) at offices designated by the Issuer. Nothing in this Section shall derogate from the obligation of any Person to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Issuer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

(e)       The Issuer hereby covenants and agrees that it shall deliver a notice to the Transferor of any breach of a representation or warranty set forth in Section 6.1 of the Transfer Agreement if directed to do so by the Indenture Trustee (acting at the direction of Noteholders (or Verified Note Owners) of not less than 66⅔% of the Outstanding Dollar Principal Amount of the Notes for all Series). For the avoidance of doubt, any actions by the Indenture Trustee pursuant to this clause (e) or as the “Requesting Party” (as defined in the Transfer Agreement) shall be subject to the indemnification provisions of Section 7.07.

Section 10.13       Issuer May Consolidate, Etc., Only on Certain Terms. The Issuer shall not consolidate or merge with or into any other Person or convey or transfer any of its properties or assets, including those included in the Collateral, to any Person unless:

(a)       such Person shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia,

(b)       such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,

(c)       immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

77

(d)       the Rating Agency Condition shall have been satisfied with respect to such transaction;

(e)       the Issuer shall have received a Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee);

(f)       such Person is not subject to regulation as an “investment company” under the Investment Company Act;

(g)       in the case of a sale of the Issuer’s business, such Person expressly agrees by an indenture supplement hereto that (A) all right, title and interest so conveyed by the Issuer will be subject and subordinate to the rights of the Noteholders, (B) such Person will mail all filings with the Commission required by the Securities Exchange Act in connection with the Notes and (c) such Person expressly agrees to indemnify the Indenture Trustee for any loss, liability or expense arising under the Indenture and the Notes;

(h)       any action that is necessary to maintain the Lien created by this Indenture and the priority thereof shall have been taken;

(i)       the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger or such conveyance or transfer, as the case may be, and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing, if any, required by the Securities Exchange Act).

Section 10.14       Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 10.13 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 10.14 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 10.15       Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Trust Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 10.16       Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 10.17       Taxes. The Issuer shall contest or pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Collateral.

78

Section 10.18       Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 7.07 hereof. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture or any Indenture Supplement.

Section 10.19       No Borrowing. The Issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any additional indebtedness, except pursuant to a subordinated note or as otherwise provided in the Issuer’s charter documents.

Section 10.20       Protection of the Collateral; Further Assurances. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such writings of further assurance and other writings, and will take such other action necessary or advisable to:

(a)       more effectively make a Grant over all or any portion of the Collateral;

(b)       maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(c)       perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and perfect the Lien contemplated hereby in favor of the Indenture Trustee;

(d)       enforce or cause the Servicer to enforce any of the Collateral; or

(e)       preserve and defend against the claims of all Persons and parties, (i) title to the Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and the interests in the property included in the Collateral and (ii) the rights of the Indenture Trustee and the Noteholders with respect to such Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and interests with respect to the property included in the Collateral.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact to file and/or execute any financing statement, continuation statement, writing of further assurance or other writing required to be executed and/or filed to accomplish the foregoing; provided, however, that nothing in this paragraph shall obligate the Indenture Trustee to file or execute any financing statement or continuation statement or to take any other action hereunder.

Section 10.21       Opinions as to the Collateral. (a) On the Initial Transfer Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect and make effective such Lien.

79

(b)       On or before March 31 in each calendar year, beginning in 2018, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as is necessary to maintain the Lien of this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Indenture Supplements, any indentures supplemental hereto and any other requisite documents, and the execution and filing of any financing statements and continuation statements, that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture until March 31 in the following calendar year.

ARTICLE XI

REDEMPTION

Section 11.01       Optional Repurchase. Unless otherwise provided in the applicable Indenture Supplement for a Series, Class or Tranche of Notes, the Transferor has the right, but not the obligation, to redeem a Series, Class or Tranche of Notes in whole but not in part on any Payment Date on or after the Payment Date on which the aggregate Outstanding Dollar Principal Amount (after giving effect to all payments on such Payment Date) of such Series, Class or Tranche of Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time; provided, however, that if such Class or Tranche of Notes redeemed is of a Subordinated Class or Tranche of Notes, the Transferor will not redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such Subordinated Notes until a level of prefunding of the Note Retirement Accounts for the Senior Classes of Notes for that Series has been reached such that the amount of such deficiency in the required subordination of a Senior Class of Notes is no longer required to provide subordination protection for the Senior Classes of that Series.

If the Transferor elects to redeem a Series, Class or Tranche of Notes, it will cause the Issuer to notify the Holders of such redemption at least 10 days prior to the redemption date. Unless otherwise specified in the Indenture Supplement or Terms Document applicable to the Notes to be so redeemed, the redemption price of a Series, Class or Tranche so redeemed will equal 100% of the Outstanding Dollar Principal Amount of such Tranche, plus accrued but unpaid interest and any additional interest on such Tranche to but excluding the date of redemption, the payment of which will be subject to the allocations, deposits and payments sections of this Indenture and such Indenture Supplement.

If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on such Series, Class or Tranche of Notes will thereafter be made until either the Outstanding Dollar Principal Amount of such Series, Class or Tranche, plus all accrued, unpaid and additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VI and the allocations, deposits and payments sections of the related Indenture Supplement. Any funds in any Series Account for a redeemed Tranche will be applied to make the principal and interest payments on that Tranche on the redemption date in accordance with the related Indenture Supplement. Principal payments on redeemed Tranches will be made in accordance with the related Indenture Supplement.

Section 11.02       Notice. Promptly after the occurrence of a redemption pursuant to Section 11.01, the Issuer will notify the Indenture Trustee and the Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected Series, Class or Tranche of Notes to be redeemed. Notice of redemption will promptly be given as provided in Section 1.06. All notices of redemption will state (a) the date on which the redemption of the applicable Series, Class or Tranche of Notes pursuant to this Article XI will begin, which will be the Principal Payment Date next following the end of the Monthly Period in which the applicable Early Amortization Event or redemption pursuant to Section 11.01 occurs, (b) the repayment price for such Series, Class or Tranche of Notes and (c) the Series, Class or Tranche of Notes to be redeemed pursuant to this Article XI.

80

ARTICLE XII

MISCELLANEOUS

Section 12.01       No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, agrees, to the fullest extent permitted by applicable law, that it will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Indenture.

Section 12.02       Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity, (ii) Synchrony Bank, (iii) any owner of a beneficial interest in the Issuer or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Trustee in its individual capacity, Synchrony Bank, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

Section 12.03       Limitations on Liability.

(a)       None of the Indenture Trustee, the Trustee, Synchrony Bank, the Transferor or any other beneficiary of the Issuer or any of their respective officers, directors, employees or agents will have any liability with respect to this Indenture, and recourse of any Noteholder may be had solely to the Collateral pledged to secure the applicable Notes.

(b)       It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

Section 12.04       Tax Treatment. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Notes will constitute indebtedness.  Further, each party hereto and each Noteholder (by accepting and holding a Note) hereby covenants to every other party hereto and to every other Noteholder to treat the Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Notes as indebtedness for tax purposes.  All successors and assignees of the parties hereto shall be bound by the provisions hereof.

81

Section 12.05       Actions Taken by the Issuer. Any and all actions that are to be taken by the Issuer may be taken by the Transferor, the Administrator or the Trustee on behalf of the Issuer.

Section 12.06       Alternate Payment Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 12.07       Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 12.08(b), as provided in the Trust Agreement.

Section 12.08       Final Distribution.

(a)       The Servicer shall give the Indenture Trustee written notice of the Payment Date on which the Noteholders of any Series, Class or Tranche may surrender their Notes for payment of the final distribution on and cancellation of such Notes at least 2 Business Days prior to the fifth day of the month in which the final distribution is to occur with respect to such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series, Class or Tranche of Notes is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series, Class or Tranche specifying (i) the date upon which final payment of such Series, Class or Tranche of Notes will be made upon presentation and surrender of Notes of such Series, Class or Tranche at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b)       Notwithstanding a final distribution to the Holders of any Series, Class or Tranche of Notes (or the termination of the Issuer), except as otherwise provided in this clause, all funds then on deposit in any Trust Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within 6 months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for 2 years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as unsecured general creditors unless an applicable abandoned property law designates another Person.

82

Section 12.09       Termination Distributions. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Transferor or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Trust Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to subsection 12.08(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 12.10       Notices. All demands, notices, instructions, directions and communications under this Indenture shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

(a)          in the case of the Issuer, to:

SYNCHRONY CARD ISSUANCE TRUST

c/o Citibank, N.A., as Trustee

388 Greenwich Street

New York, New York 10013

Attn: Synchrony Card Issuance Trust

with a copy to:

Synchrony Bank, as Administrator

777 Long Ridge Road

Stamford, Connecticut 06902

Attention: Eric Duenwald – Treasurer

(b)          in the case of the Indenture Trustee, to:

THE BANK OF NEW YORK MELLON

Attention Corporate Trust Office – Synchrony Card Issuance Trust

101 Barclay Street

New York, New York 10286

(c)          in the case of each party, at such other address, attention party, facsimile number or email address as shall be designated by such party in a written notice to each other party.

Section 12.11       Confidentiality. All information, data and documents of a proprietary or confidential nature disclosed by Transferor in connection with this Indenture or any Related Document shall be deemed “Confidential Information.”  Confidential Information shall include financial information, customer information, pricing policies, procedures, guidelines and any other information designated in writing as “Confidential.” Indenture Trustee shall take reasonable care, not less than the care it takes to maintain the confidentiality of its own confidential information of a similar nature, not to disclose Confidential Information except as expressly permitted in this Section 12.11. Confidential Information shall not be used by Indenture Trustee for purposes other than those contemplated in this Indenture or the Related Documents, nor shall any Confidential Information be disclosed to third parties (other than non-employee representatives of Trustee  who agree in writing to be bound by the provisions of this paragraph), except for (a) any disclosures required by applicable law or required to be made to any governmental agencies, court orders or subpoenas, (b) any disclosures to its independent certified public accounting firm, attorneys or to other persons or entities that may need to know for the purpose of its business or operations, (c) any disclosures of information that was in the public domain at the time of receipt or subsequently comes into the public domain (other than as a result of an unauthorized disclosure), or (d) disclosures that are necessary in order to conduct business under this Indenture or the Related Documents.

83

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01       Intent of Parties; Reasonableness. The Issuer and the Indenture Trustee acknowledge and agree that the purpose of this Article XIII is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor and Synchrony Bank shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor and Synchrony Bank for information regarding the Indenture Trustee which is required in order to enable the Transferor and Synchrony Bank to comply with the provisions of Regulation AB, including, without limitation, Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any other Related Document.

Section 13.02       Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor and Synchrony Bank, as of the date on which information is provided to the Transferor and Synchrony Bank under Section 13.01 that, except as disclosed in writing to the Transferor and Synchrony Bank prior to such date, to the best of its knowledge: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any other Related Document, the performance by the Indenture Trustee of its obligations under this Indenture or any other Related Document nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any other Related Document, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any Governmental Authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any other Related Document or to perform its obligations under this Indenture or any other Related Document.

Section 13.03       Information to be Provided by the Indenture Trustee.

(a)         It is agreed and acknowledged that the purpose of this Section 13.03 is to facilitate compliance by the Transferor and the Issuer with the provisions of Regulation AB under the Securities Act and the Securities Exchange Act (“Regulation AB”) and related rules and regulations of the Commission. Neither the Transferor nor the Issuer shall exercise its right to request delivery of information or other performance under this Section 13.03 other than in good faith, or for purposes other than the Issuer’s or the Transferor’s compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or to provide disclosure related to a private offering comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor or the Issuer for information regarding the Indenture Trustee, including but not limited to, information which is required in order to enable the Transferor and the Issuer to comply with Items 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under the Indenture or any Indenture Supplement.

84

(b)         The Indenture Trustee shall be deemed to represent to the Transferor and the Issuer, as of the date on which information is provided to Transferor pursuant to this Section 13.03, except as disclosed in writing to the Transferor prior to such date, that: (i) none of the execution or the delivery by the Indenture Trustee of this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, cause the Indenture Trustee to be in violation of (x) any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement, or (y) of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the Noteholders of any Series or the right, power and authority of the Indenture Trustee to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement.

(c)         For so long as the Issuer is required to report under the Securities Exchange Act, the Indenture Trustee shall: (i) on or before the fifth Business Day of each month, provide to the Issuer, in writing, such information regarding the Indenture Trustee as is requested in writing by the Issuer for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to the Issuer, and (ii) as promptly as practicable following notice to or discovery by an Indenture Trustee Authorized Officer of any changes to such information, provide to the Transferor, in writing, such updated information.

Section 13.04       Report on Assessment of Compliance and Attestation; Annual Certification; Notice of Requests for a Repurchase.

(a)         As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Securities Exchange Act, commencing in 2018, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor reports regarding the assessment by the Indenture Trustee (if so requested by the Transferor) of compliance to servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB. Such reports shall be signed by an Indenture Trustee Authorized Officer and shall address each of the servicing criteria specified in Exhibit D or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee.

85

(b)       As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Securities Exchange Act, commencing in 2018, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act.

(c)       As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Securities Exchange Act, commencing in 2018, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Securities Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Transferor a certification substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Transferor and the Indenture Trustee. The Indenture Trustee acknowledges that the parties identified in this Section 13.04(c) may rely on the certification provided by the Indenture Trustee hereunder in signing a Sarbanes Certification and filing such with the Commission.

(d)       Upon receipt by an Indenture Trustee Authorized Officer of any request for the repurchase of a Receivable for breach of representations or warranties under the Receivables Sale Agreement or Transfer Agreement, the Indenture Trustee shall provide prompt written notice thereof, substantially in the form of Exhibit F, to the Transferor and Synchrony Bank.

(e)       The Indenture Trustee shall, upon request from the Issuer, promptly furnish to the Issuer such information as may be necessary for the Transferor or any Affiliate to comply with Rule 15Ga-1 under the Securities Act and Items 1104(e) and 1121(c) of Regulation AB.

Section 13.05     Asset Representations Review.

(a)       Within 90 calendar days of the occurrence of the filing of a Form 10-D reporting that a Delinquency Trigger has occurred, the Noteholders of 5% or more of the Outstanding Dollar Principal Amount of the Outstanding Notes of all Series shall be entitled to demand that the Indenture Trustee conduct a vote of all Noteholders of Outstanding Notes to determine whether to cause the Asset Representations Reviewer to conduct an Asset Representations Review.

(b)       Upon the direction of the requisite Noteholders set forth in Section 13.05(a), the Indenture Trustee shall cause the Transferor to conduct a vote of all Noteholders of Outstanding Notes. Each Noteholder that elects to vote shall vote whether or not the Asset Representations Reviewer should be directed to conduct an Asset Representations Review. The vote shall remain open until the 150th day after the filing of the Form 10-D referred to in Section 13.05(a).

(c)       In the event that a Note Owner exercises its right to vote such Note Owner’s beneficial interest, the Indenture Trustee shall verify that each such Note Owner is a Verified Note Owner and shall provide such evidence to the Issuer.

(d)       If a majority of the Noteholders voting pursuant to Section 13.05(b) vote to cause the Asset Representations Reviewer to conduct an Asset Representations Review, the Indenture Trustee shall provide written notice (the “Review Notice”) to the Issuer, which shall promptly provide such Review Notice to the Transferor and the Asset Representations Reviewer. The Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event that an Asset Representations Review is commenced pursuant to this Section 13.05(d) and shall provide the Asset Representations Reviewer with any documents and other information reasonably requested by the Asset Representations Reviewer in connection with the Asset Representations Review.

86

(e)       If the Asset Representations Reviewer gives notice of its intent to resign or the Issuer terminates the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of the Asset Representations Reviewer for any reason, the Issuer shall promptly appoint and designate a successor Asset Representations Reviewer in accordance with the provisions of the Asset Representations Review Agreement.

Section 13.06     Communications with Investors. Following receipt of a written request by the Issuer during any Monthly Period (or receipt of written notice that the Transferor has received a written request) from a Noteholder or Note Owner seeking to communicate with other Noteholders or Note Owners regarding exercising their contractual rights under the terms of the Related Documents, the Issuer shall, if applicable, notify the Transferor of any such request received by the Issuer and shall cause the Transferor or the Servicer to include in the Securities Exchange Act Form 10-D filing for the Issuer related to the Monthly Period in which such request was received: (i) the name of the Noteholder or Note Owner, as applicable, delivering such request, (ii) the date the request was received, (iii) a statement to the effect that the Issuer or the Transferor, as applicable, has in fact received such request from a Noteholder or Note Owner, as applicable, and that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners with regard to the possible exercise of rights under the Related Documents and (iv) a description of the method that other Noteholders or Note Owners may use to contact the requesting Noteholder or Note Owner, as applicable; provided, however, that if the Issuer or Transferor receives a request from any Note Owner, the Issuer and the Transferor shall be entitled to verify that each such Note Owner is a Verified Note Owner prior to including any request from such Note Owner in any Securities Exchange Act Form 10-D.

ARTICLE XIV

COMPLIANCE WITH THE FDIC RULE

Section 14.01     Purpose.

(a)       Each of the Issuer and the Indenture Trustee, and each of the Noteholders by acceptance of a Note, acknowledges and agrees that the purpose of this Article XIV and the FDIC Rule Requirements incorporated herein and in the other Related Documents to the extent set forth therein is to cause the securitizations contemplated by the Related Documents to comply with the provisions of the FDIC Rule.

(b)       If any provision of the FDIC Rule or the FDIC Rule Interpretations is amended, or any interpretive guidance regarding the FDIC Rule or FDIC Rule Interpretations is provided by the FDIC or its staff, as a result of which the Issuer determines that an amendment to this Article XIV or the FDIC Rule Requirements is necessary or desirable, then the Issuer and the Indenture Trustee shall be authorized and entitled to amend this Article XIV or the FDIC Rule Requirements within the parameters of the FDIC Rule and the FDIC Rule Interpretations. Nothing in this Section 14.01(b) shall limit the rights of the Indenture Trustee pursuant to Section 9.03.

Section 14.02     Performance of the FDIC Rule Requirements. Schedule II is expressly incorporated in this Indenture. The Issuer agrees to perform the obligations set forth in Schedule II, except to the extent any such obligation is specifically imposed exclusively upon the servicer or the sponsor.

87

Section 14.03    Actions upon Repudiation.

(a)       In the event that Synchrony Bank becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for Synchrony Bank exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Issuer shall determine whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Issuer shall promptly, and in any event no more than one Business Day thereafter, so notify the Indenture Trustee.

(b)       Upon receipt of the notice specified in Section 14.03(a), the Indenture Trustee shall determine the date (the “applicable payment date”) for making a distribution to Noteholders of the related Series, Class or Tranche of Notes of such damages, which date shall be the earlier of (i) the next Payment Date on which such damages could be distributed and (ii) the earliest practicable date by which the Indenture Trustee could declare a special payment date, in each case subject to all applicable provisions of this Indenture, applicable law and the procedures of any applicable Depository.

(c)       When the applicable payment date is determined, the Issuer shall promptly compute the amount of interest to be paid on the related Series, Class or Tranche of Notes on the applicable payment date pursuant to the applicable Indenture Supplement. The Issuer shall cause the Servicer to notify the Indenture Trustee of the applicable amounts of principal and interest to be paid on each Series of Notes not later than the Business Day following the day on which the applicable payment date is determined.

(d)       If the applicable payment date is a special payment date, the Indenture Trustee shall (i) declare such special payment date, (ii) declare a special distribution to the related Noteholders consisting of accrued and unpaid interest on each such Note and the Outstanding Dollar Principal Amount of each such Note and (iii) deliver notice to the Noteholders of such special payment date and special distribution.

Section 14.04    Notice.

(a)       In the event that Synchrony Bank becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule to the Issuer or the Indenture Trustee, the party receiving such notice shall promptly deliver such notice to each of Synchrony Bank, the Issuer and the Indenture Trustee, as applicable.

(b)       If the FDIC (i) is appointed as conservator or receiver of Synchrony Bank and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other Related Documents due to the failure by the FDIC to pay or apply Collections received by it in accordance with this Indenture, the Indenture Trustee may, and if directed by a majority of the Outstanding Dollar Principal Amount of the Notes of any affected Series, shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Related Documents with respect to the related Series.

Section 14.05    Reservation of Rights. Neither the inclusion of this Article XIV in this Indenture nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to Synchrony Bank, a receiver or conservator will have any rights with respect to the Collateral.

88

Section 14.06       No Obligation to Monitor or Enforce Compliance. Notwithstanding anything to the contrary in this Article XIV, the Indenture Trustee shall not have any responsibility to monitor compliance with or enforce another party’s compliance with its obligations under the FDIC Rule. The Indenture Trustee shall not be charged with the knowledge of such rule, nor shall it be liable to any Noteholder or other party for any violation of such rule. The Indenture Trustee shall not be obligated to take any action under this Article XIV unless it receives written direction from the appropriate requesting party.

89

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SYNCHRONY CARD ISSUANCE TRUST

		By:	CITIBANK, N.A., not in its individual capacity but solely as Trustee

		By:	/s/ Kristen Driscoll
		Name:	Kristen Driscoll
		Title:	Senior Trust Officer

THE BANK OF NEW YORK MELLON, as Indenture Trustee and not in its individual capacity

		By:	/s/ Leslie Morales
		Name:	Leslie Morales
		Title:	Vice President
Acknowledged and Accepted:

SYNCHRONY BANK,
as Servicer

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Senior Vice President & Treasurer

Master Indenture

Exhibit A

FORM OF INVESTMENT LETTER

[Date]

[Insert Addresses]

Re:	Purchase of $_______________ principal amount of SYNCHRONY CARD ISSUANCE TRUST, Series [•], Class [•] Notes

Ladies and Gentlemen:

In connection with our purchase of the above Notes (the “Notes”) we confirm that:

(1)       We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

(2)       Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

(3)       We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (4) below) are able to bear the economic risk of an investment in the Notes. We (and any account for which we are purchasing under paragraph (4) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act).

(4)       We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

(5)       We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available.

(6)       We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

(a)       (i) the sale is of at least U.S. $250,000 principal amount of Notes to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(b)       the Notes are transferred pursuant to Rule 144 under the Securities Act by us after we have held them for more than two years; or

(c)       the Notes are sold in any other transaction that does not require registration under the Securities Act and, if the Issuer, the Transferor, the Servicer, the Indenture Trustee or the Note Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

A-1

(d)       the Notes are transferred pursuant to an exception from the registration requirements of the Securities Act under Rule 144A under the Securities Act.

(7)         We understand that the Notes will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

This legend may be removed if the Issuer, the Indenture Trustee and the Note Registrar have received an opinion of counsel, in form and substance satisfactory to each of them, to the effect that the legend may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Master Indenture, dated as of May 1, 2018, by and between the Synchrony Card Issuance Trust and The Bank of New York Mellon, as indenture trustee.

Very truly yours,

(Name of Purchaser)

By:
(Authorized officer)

A-2

Exhibit B

[Reserved.]

B-1

Exhibit C

FORM OF ANNUAL CERTIFICATION

Re:	AMENDED AND RESTATED MASTER INDENTURE, dated as of May 1, 2018 (the “Agreement”), by and between Synchrony Card Issuance Trust, a Delaware statutory trust, as Issuer (the “Issuer”) and The Bank of New York Mellon, a New York state-chartered bank, as indenture trustee (the “Indenture Trustee”)

I, ________________________, the __________________________ of the Indenture Trustee, certify to the Transferor and Synchrony Bank, and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1)       I have reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Item 1122 of Regulation AB (17 C.F.R. §229.1100, et seq.) (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Transferor and Synchrony Bank pursuant to the Agreement (collectively, the “Indenture Trustee Information”);

(2)       To the best of my knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information;

(3)       To the best of my knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Transferor and Synchrony Bank; and

(4)       To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Indenture Trustee has fulfilled its obligations under the Agreement.

Date:

By:
Name:
Title:

C-1

Exhibit D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Applicable
Servicing Criteria		Servicing
Reference	Criteria	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Ö
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Ö2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Ö
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Ö

2 Solely with regard to deposits made by the Indenture Trustee.

D-1

Applicable
Servicing Criteria		Servicing
Reference	Criteria	Criteria
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Ö
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Ö
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Ö
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Ö

D-2

Applicable
Servicing Criteria		Servicing
Reference	Criteria	Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Ö
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	Ö
1122(d)(4)(iii)	Any additions, removals or substitutions to the collateral are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.

D-3

Applicable
Servicing Criteria		Servicing
Reference	Criteria	Criteria
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

THE BANK OF NEW YORK MELLON, as Indenture Trustee

Date:

By:
Name:
Title:

D-4

Exhibit E

FORM OF SECTION 10.04 OFFICERS’ CERTIFICATE

____________, _____

[                                         ]

Pursuant to Section 10.04 of the Amended and Restated Master Indenture, dated as of May 1, 2018 (the “Indenture”), between Synchrony Card Issuance Trust (the “Issuer”) and The Bank of New York Mellon, as Indenture Trustee, the undersigned hereby certify that:

(a) a review of the activities of the Issuer during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

(b) to the best knowledge of the undersigned, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, this certificate is to specify each such default known to the undersigned and the nature and status thereof.

SYNCHRONY BANK

By:
Name:
Title:

E-1

Exhibit F

FORM OF REPURCHASE REQUEST NOTICE

[__________], 20[__]

Synchrony Bank

777 Long Ridge Road

Stamford, CT

Attention: Eric Duenwald – Treasurer

Synchrony Card Funding, LLC

777 Long Ridge Road

Stamford, CT

Attention: Eric Duenwald – President

Re:  Synchrony Card Issuance Trust; Repurchase Request Notice

Pursuant to Section 13.04(d) of the Amended and Restated Master Indenture, dated as of May 1, 2018 (as in effect on the date hereof, the “Indenture”), by and between Synchrony Card Issuance Trust, as issuer, and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), the Indenture Trustee hereby provides notice that on [__________], 20[__] the Indenture Trustee received one or more requests for the repurchase of Receivables. Such requests are attached to this notice. Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

F-1

SCHEDULE I

PERFECTION REPRESENTATIONS AND WARRANTIES

(a)       In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows as of the Initial Transfer Date:

(i)       The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such against creditors of and purchasers from the Issuer.

(ii)       Each Transferred Receivable constitutes an “account” or “general intangible” within the meaning of the applicable Uniform Commercial Code.

(iii)       The Issuer owns and has good and marketable title to the Transferred Receivables free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances)

(iv)       There are no consents or approvals required by the terms of the Transferred Receivables for the pledge of the Transferred Receivables to the Indenture Trustee pursuant to the Indenture.

(v)       The Issuer (or the Administrator on behalf of the Issuer) has caused or will cause within 10 days of the Initial Transfer Date the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Indenture Trustee under the Indenture in the Transferred Receivables.

(vi)       Other than the pledge of the Transferred Receivables to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transferred Receivables. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Transferred Receivables, except for the financing statement filed pursuant to the Indenture. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(b)       Notwithstanding any other provision of the Indenture, the representations and warranties set forth in this Schedule I shall be continuing, and remain in full force and effect, until such time as the last remaining outstanding Note is retired.

(c)       The Indenture Trustee covenants that it shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule I.

Schedule I-1

SCHEDULE II

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a)       As used in this Schedule, references to (i) the “sponsor” shall mean Synchrony Bank, (ii) the “Issuer” shall mean, collectively, the Transferor, the Issuer and each other transferee of the Transferred Assets that is an “Issuer” as defined in the FDIC Rule, (iii) the “servicer” shall mean the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule, (iv) “obligations” or “securitization obligations” shall mean the Notes, and (v) “financial assets” and “securitized financial assets” shall mean the Transferred Assets.

(b)       Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the Issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(c)       The Issuer shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i)       On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided that information that is unknown or not available to the sponsor or the Issuer after reasonable investigation may be omitted if the Issuer includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii)       On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii)       While obligations are outstanding, the Issuer shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

Schedule II-1

(iv)       The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(d)       The obligations shall not be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor.

(e)       To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two business days, necessary to clear any payments received.

Schedule II-2